AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 2003
                                                     REGISTRATION NO. 333-101552

--------------------------------------------------------------------------------
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    Form SB-2
                                (Amendment No. 2)

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              --------------------
                              MSTG SOLUTIONS, INC.
                 (Name of small business issuer in its charter)

            NEVADA                           4812                  33-0972963
(State or other jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)   Classification Code Number)     Identification
                                                                    Number)

3111 North Tustin Avenue, Suite 280          3111 North Tustin Avenue, Suite 280
     Orange, California 92865                     Orange, California 92865
          (714) 279-2980                               (714) 279-2980
 (Address and telephone number of             (Address and telephone number of
    principal executive office)                  principal executive office)

                             Mr. Gil Kim, President
                              MSTG Solutions, Inc.
                       3111 North Tustin Avenue, Suite 280
                            Orange, California 92865
                                 (714) 279-2980
            (Name, address and telephone number of agent for service)
                          ----------------------------
                                   COPIES TO:
                            Lawrence W. Horwitz, Esq.
                                 Horwitz & Cron
                         15615 Alton Parkway, Suite 175
                            Irvine, California 92618
                               (949) 450-4942 (ph)
                               (949)453-8774 (fax)
                Approximate Date of Proposed Sale to the Public.
   As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[X]

                                             CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH  CLASS OF  SECURITIES  TO BE   NUMBER OF SHARES   PROPOSED OFFERING    PROPOSED AGGREGATE      AMOUNT OF
REGISTERED:                                  TO BE REGISTERED   PRICE PER SHARE(2)   OFFERING PRICE(2)    REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock, $.001 par value(1)     1,531,399             $ 1.00             1,531,399            $ 133.00
--------------------------------------------------------------------------------------------------------------------------
Shares of Common  Stock,  $.001 par value,     1,072,000             $ 1.50(3)          1,608,000(3)         $ 258.00
underlying Options(3)
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
         TOTAL                                 2,603,399                                3,139,399            $ 391.00
--------------------------------------------------------------------------------------------------------------------------

(1)  Shares to be sold from time to time by the Selling Shareholders.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457.
(3) Shares underlying certain options granted registration rights with an exercise price of $1.50 per share are being registered for resale only.


THERE IS CURRENTLY NO TRADING MARKET FOR THE SHARES OF STOCK REGISTERED HEREIN. IF THE SHARES BECOME QUOTED OR LISTED ON A SECURITIES MARKET, OTHER THAN THE PINK SHEET QUOTATION SERVICE, THE HOLDERS OF THE SHARES REGISTERED HEREIN MAY
OFFER AND SELL THEIR SHARES AT MARKET PRICES OR IN PRIVATELY NEGOTIATED TRANSACTIONS.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                DATED MAY 1, 2003

                                {Back Cover Page}

UNTIL FORTY (40) DAYS AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, ALL DEALERS THAT AFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                   PROSPECTUS
                                -----------------
                              MSTG SOLUTIONS, INC.
                             ----------------------

                        2,603,399 Shares of Common Stock

         This prospectus covers 1,531,399 shares of the common stock of MSTG Solutions, Inc. to be sold solely by the Selling Shareholders and 1,072,000 shares of common stock to be resold solely upon the exercise of certain options to purchase shares of common stock.

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
   PLEASE READ THE "RISK FACTORS" SECTION OF THIS PROSPECTUS, WHICH COMMENCES
                         UPON PAGE 4 OF THIS PROSPECTUS.

                        --------------------------------

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. No national securities exchange, including the NASDAQ Stock Market, lists the securities offered.

                 Our principal executive offices are located at:
                       3111 North Tustin Avenue, Suite 280
                            Orange, California 92865
                     Our telephone number is: (714) 279-2980


                   THE DATE OF THIS PROSPECTUS IS MAY 1, 2003

                                TABLE OF CONTENTS
                                -----------------


PROSPECTUS SUMMARY.............................................................1

The Offering...................................................................3

Summary Financial Information..................................................3

     Statement of Income Data..................................................3

RISK FACTORS...................................................................5

TERMS OF THE OFFERING.........................................................10

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS.......................11

DIVIDEND POLICY...............................................................11

SELECTED FINANCIAL DATA.......................................................11

     Statement of Income Data.................................................11

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION...................12

AND RESULTS OF OPERATIONS.....................................................12

     Overview.................................................................12

     Results of Operations....................................................12

     Results of Operations for Six Months Ended January 31, 2003..............12

     Results of Operations for Twelve Months Ended July 31, 2002..............12
         REVENUE..............................................................13
         OPERATING EXPENSES...................................................13
         INCOME FROM OPERATIONS...............................................13
         LIQUIDITY AND CAPITAL RESOURCES......................................13
         FUTURE PLAN OF OPERATION.............................................14

     Available Information....................................................14

     Forward Looking Statements...............................................14

ORGANIZATION OF MSTG SOLUTIONS, INC...........................................15

     History..................................................................15

BUSINESS OF THE COMPANY.......................................................15

     General..................................................................15

     Competition..............................................................16

     Intellectual Property....................................................17

     Employees................................................................17

     Properties and Facilities................................................18

     Litigation...............................................................18

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..................19

EXECUTIVE COMPENSATION........................................................19

     Executive Compensation...................................................21

INTEREST OF NAMED EXPERTS AND COUNSEL.........................................21

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS.........................22

SELLING SHAREHOLDERS..........................................................34

PLAN OF DISTRIBUTION..........................................................34

     Selling Shareholders.....................................................35

DESCRIPTION OF SECURITIES.....................................................36

     Common Stock.............................................................36

LEGAL MATTERS.................................................................36

EXPERTS.......................................................................36

FINANCIAL STATEMENTS..........................................................37

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS..............................68

     Exhibits.................................................................68

SIGNATURES....................................................................70

POWER OF ATTORNEY.............................................................70

                               PROSPECTUS SUMMARY

The following summary is only a summary and should be read in conjunction with, the more detailed information and the financial statements, including its notes, appearing elsewhere in this prospectus. Unless otherwise specifically referenced, all references to dollar amounts refer to United States dollars.

OUR BUSINESS


We originally incorporated as Tech Windows on June 26, 2001 in the State of Nevada. Our name was changed from Tech Windows to MSTG Solutions, Inc. on February 28, 2002. We initially established our business to market long distance services. In August, 2001 we adjusted our plans to now focus exclusively upon providing education to individuals on the full benefits and advantages of having a corporation and related services for small businesses.

Our management believes that it has established a convenient method to form a corporation over the Internet, obtain a professionally designed website, retain professionals such as accountants, lawyers and bookkeepers and use these tools to generate income by sharing the Company's services and ability to purchase services and products for our customers. Our main service is providing information on the benefits and advantages of incorporating, having a home-based business, asset protection, advance tax planning, retirement plans, education plans, bookkeeping, basic accounting principles, corporate law and advise, corporate credit building and more. The providing of educational material through our website accounts for 86% of our business. The other 14% of our business is generated by representative and agent fees, forming corporations and providing website design, bookkeeping, accounting and other business services. The Company intends that our services will be marketed through our network of authorized sales agents and independent sales representatives. Our management believes that this sales network provides the critical link between the end consumer and our services.

The following is a chart summarizing our sources of revenues during the periods set forth below:

                                                                   SIX MONTHS
                                            TWELVE MONTHS             ENDED
                                                ENDED           JANUARY 31, 2003
                                            JULY 31, 2002          (UNAUDITED)
                                             ------------         ------------

Corporate education                          $  2,267,244        $   1,300,308
Representative and agent fees                     224,366               49,588
Other small business services                      97,972               82,294
Total revenue                                   2,589,582            1,432,190
Operating expenses                              2,494,873            1,671,828
Income (loss) from operations                      94,709            (239,638)
Total other income and (expense)                                         (197)
Provision (benefit) for income taxes               31,470             (31,150)

         Net Income (Loss)                    $    67,634        $   (208,685)
                                             ============         ============

In addition to being our customers, customers can also become authorized sales agents earning commissions and commission overrides depending upon their degree of involvement in the sales network and their success in marketing our products and services.

We market our services and products through a network marketing program comprised of existing customers that encourage individuals to sell the services and products and allow individuals to recruit and develop their own sales organizations. Commissions are paid only when a product or service is sold and no commissions are paid based solely on recruitment. When a product or service is sold, commissions are paid to the agent making the sale, and to other agents or contractors, who are in the line of agents who directly or indirectly recruited the selling reseller. We provide training materials, organize area-training meetings and designatepersonnel at the home office specially trained to answer questions and inquiries from agents.


The network marketing sales force sold approximately 95% of our services and products during the twelve months ended July 31, 2002.


A substantial number of our sales agents market our services and products of the Company on a part-time basis only.


We derive revenues from the marketing efforts of our network marketing sales force. As an authorized reseller an individual is free to build a team and qualify for commission overrides and bonuses. These teams when trained can qualify to earn commission overrides and bonuses.


SHARES TO BE REGISTERED


The Registration Statement, of which this Prospectus is a part, registers: (i) 1,531,399 shares of our Common Stock that were previously issued to individuals and entities exercising our stock options; and (ii) 1,072,000 shares of Common Stock underlying options issued as a bonus for superior performance in our network marketing program. The holders of the 1,072,000 options cannot resell either the options or the shares underlying the options pursuant to this Registration Statement without first exercising their options at $1.50 per share. We are not registering any shares for resale pursuant to the exercise of options.

                                  THE OFFERING


Common Stock Outstanding as of January 31, 2003   5,123,767 Shares


Common Stock to be Registered                     1,531,399 Shares

Shares of Common Stock Underlying $1.50 Options for resale only 1,072,000 Shares

Risk Factors                                      The securities  offered hereby
                                                  involve a high  degree of risk
                                                  and   immediate    substantial
                                                  dilution. See "Risk Factors."

                                                  The  Company  intends to apply
                                                  for trading  upon the Over the
                                                  Counter     Bulletin     Board
                                                  ("OTCBB").    There    is   no
                                                  assurance   that  our  company
                                                  will be  accepted  for trading
                                                  upon  the  OTCBB or that if it
                                                  is accepted for trading,  that
                                                  a  realistic   trading  market
                                                  will ever develop.

                          SUMMARY FINANCIAL INFORMATION

The following table presents our selected historical financial data derived from our financial statements. The historical financial data presented herein only summarizes basic data and should be read in conjunction with our financial statements and notes. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and notes included elsewhere in this prospectus.


                                                                  PERIOD FROM
                                                                   INCEPTION
                                                                (JUNE 26, 2001)      SIX MONTHS ENDED
                                      TWELVE MONTHS ENDED           THROUGH          JANUARY 31, 2003
                                         JULY 31, 2002          JULY 31, 2001(1)        (UNAUDITED)
                                         -------------          ----------------        -----------
STATEMENT OF INCOME DATA:
     Revenue                             $   2,589,582             $      -0-           $ 1,432,190
     Net Income (Loss)                   $      67,634             $      -0-           $  (208,685)
     Net Income (Loss) per Share         $         .02             $      -0-           $      (.04)
                                         -------------             ----------           -----------

                                                         SIX MONTHS ENDED
                               TWELVE MONTHS ENDED       JANUARY 31, 2003
                                   JULY 31, 2002            (UNAUDITED)
                                   -------------            -----------
BALANCE SHEET DATA:
      Total Assets                 $    423,261            $    561,131
      Total Liabilities            $    206,615            $     43,810
      Stockholders' Equity         $    216,646            $    517,321
                                   ------------            ------------

(1) We were incorporated in the State of Nevada on June 26, 2001 as Tech Windows, a Nevada corporation, but did not commence operations until August 2001.

                                  RISK FACTORS

THE SECURITIES OFFERED IN THIS PROSPECTUS ARE VERY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY PEOPLE WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT SHOULD PURCHASE THESE SECURITIES. BEFORE PURCHASING THESE SECURITIES, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND THE OTHER INFORMATION CONCERNING US AND OUR BUSINESS CONTAINED IN THIS PROSPECTUS.

WE HAVE ONLY A LIMITED OPERATING HISTORY.


We commenced implementation of our current business plan during the fourth quarter of 2001. Prior to October 2001 our intended business was the marketing of long distance services through a network-marketing program we established. In the fourth quarter of 2001, we commenced development of the new business plan described in this prospectus. This new business plan has a limited operating history and its financial success will be subject to all the risks inherent in the establishment of a new business enterprise. While we generated a small profit during our first twelve months of operation, there is no assurance that we will be profitable in the future. It is uncertain whether consumers will be willing to pay for products and services at a level that will allow us to sustain long-term profitability.


THERE IS INTENSE COMPETITION IN THE SALE OF INCORPORATION AND WEB-SITE DEVELOPMENT. MANY OF OUR COMPETITORS ARE MORE EXPERIENCED AND MUCH BETTER FINANCED. WE ANTICIPATE THAT COMPETITION WILL BECOME INCREASINGLY SEVERE IN THE FUTURE AS OTHER COMPANIES MARKET SIMILAR PRODUCTS.

We believe that we have substantial competition in both the marketing of our products and services and in attracting experienced authorized sales agents. Many of these competitors have longer operating histories, larger customer bases, greater brand name recognition and significantly greater financial, marketing and other resources than we do. In addition, other companies with superior financing to our company may elect to enter the market. Competitors may devote greater resources to marketing and promotional campaigns, and devote substantially more resources to website and systems development than we can. We cannot assure you that we will be able to compete successfully against current and future competitors, and competitive pressures may have a material adverse effect on our business, prospects, financial condition and results of operations. Further as a strategic response to changes in the competitive environment, our management may, from time to time, make certain service or marketing decisions or acquisitions that could have a material adverse effect on our business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on us.

WE ARE DEPENDENT UPON THE EFFICIENT DEPLOYMENT OF OUR INTERNET SITE AND RELATED BUSINESS STRATEGIES. IN THE EVENT OUR INTERNET TECHNOLOGY IS NOT ACCESSIBLE BY THE PUBLIC, FOR TECHNICAL REASONS, WE WILL SUFFER SEVERE NEGATIVE BUSINESS CONSEQUENCES.

Our business plans depend on the efficient and uninterrupted operation of our computer and communications hardware and software systems. These systems and operations are vulnerable to damage or interruption from human error, natural disasters, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events. While we have implemented certain systems intended to back-up our website and its data, despite these precautions, there is always the danger that human error or sabotage could substantially disrupt our website which could cause a loss of visitors to our site, damage to our systems, and bad publicity.

WE MAY ENTER INTO BUSINESSES THAT ARE SUBJECT TO GOVERNMENTAL REGULATIONS,  SUCH
AS  LAWS  ASSOCIATED   WITH  THE  REGULATION  OF  BUSINESS   FORMATION  AND  THE
DISSEMINATION OF INFORMATION TO THE PUBLIC VIA THE INTERNET.

Various state-level agencies may regulate components of our business as our business plan is implemented. While the following is not intended to be a complete list, it is a list of possible state-level regulation which may occur relative to our operations: (a) companies deploying network marketing organizations have been regulated by state Attorney Generals claiming that the network marketing is actually an unlawful pyramid scheme; (b) a significant amount of our revenue is derived through incorporation services and associated education, some of which is regulated by state Departments of Corporations; and
(c) we depend heavily upon the Internet to market our Company and to provide information to the marketing network, some of which may also be regulated as government expands its involvement in the Internet. If such government scrutiny were to occur, it is uncertain how these governmental agencies will react to the marketing methods and products sold by the Company. There can be no assurance that any such regulatory requirements will not have an adverse effect on our business, financial condition or results of operations.

THERE IS NO TRADING MARKET FOR OUR SHARES AND THERE IS NO ASSURANCE THAT A TRADING MARKET WILL EVER DEVELOP FOR THE SHARES.

Our shares of common stock have never been traded on any stock exchange. As a result, all of the risks inherent in an initial public offering, including the uncertainty associated with the development of an active trading market are applicable to the shares sold in connection with this Prospectus. In the event the Over-the-Counter Bulletin Board refuses to provide price quotations for us, or if an active market for our shares does not develop, investors in shares of our Common Stock may be unable to liquidate their investment.

WE HAVE NEVER PAID DIVIDENDS UPON OUR SHARES OF STOCK AND WE DO NOT ANTICIPATE EVER PAYING DIVIDENDS UPON OUR SHARES OF STOCK.

We plan to retain all cash in our possession to finance the development and growth of our business. It is extremely unlikely that we will ever pay dividends upon our shares of Common Stock. Investors seeking a regular cash payment upon their investment should not buy our shares of common stock.

IN THE PAST, THE STATE OF CALIFORNIA HAS INVESTIGATED NETWORK-MARKETING SYSTEMS SUCH AS THE ONE WE HAVE DEPLOYED. IF SUCH AN INVESTIGATION WERE TO DETERMINE THAT WE ARE OPERATING A PYRAMID SALES ORGANIZATION, THEN WE MIGHT BE ORDERED TO CEASE OPERATIONS.


We believe that a key to the success of the company has been the development of its network marketing force. 95% of our sales are generated through the efforts of this network. In the past, the Attorney General of the state of California has investigated other companies with network marketing organizations and has sometimes concluded that they are operating an unlawful pyramid sales organization. Approximately 90% of our sales force is located in California. If the state of California were to investigate our company and concluded that we are operating a pyramid sales organization, we might be ordered to substantially curtail, or cease, operations altogether. In the event such an order were to be issued, an investor in shares of our Common Stock might lose his entire investment.


THE INTERNET HAS BEEN THE SUBJECT OF CONSTANT TECHNOLOGICAL CHANGE. IF WE ARE UNABLE TO SUCCESSFULLY AND TIMELY INCORPORATE THESE CHANGES INTO OUR BUSINESS PLAN, OUR SERVICES MAYBE RENDERED OBSOLETE.

The Internet remains in an early stage for commercial applications. Technological changes will occur which virtually immediately impact upon our business strategies. If we are unable to either predict such changes in advance or rapidly adjust our plans and technologies to reflect these changes, our business plans and internet site could be rendered obsolete within a very short period of time. These changes include both the development of hardware and software that could render the Company's business plan non-competitive.

OUR BUSINESS IS DEPENDENT ON THE CONTINUED GROWTH AND USE OF THE INTERNET, AS WELL AS THE EFFICIENT OPERATION OF THE INTERNET.

The Internet based information market is new and rapidly evolving. Our business is heavily dependent upon an increasing Internet usage, particularly by consumers and businesses. Our business would be materially adversely affected if Internet usage does not continue to grow or grows slower than currently projected. Further our business will be adversely affected if consumers or businesses fail to use the Internet in sufficient numbers to allow our business plans to be successfully implemented. Internet usage may be inhibited for a number of reasons, such as:

     o    Inadequate network infrastructure;

     o    security concerns;

     o    inconsistent quality of service; and,

     o    unavailability of cost-effective, high-speed access to the Internet.

These problems may occur in deploying any business plan that includes Internet related products.

THERE ARE CURRENTLY LEGAL UNCERTAINTIES RELATING TO THE INTERNET. AS A RESULT, IT IS DIFFICULT TO PREDICT WHAT, IF ANY, IMPACT THESE REGULATIONS MAY HAVE UPON OUR OPERATIONS. IT IS POSSIBLE THAT SOME OF THESE REGULATIONS MAY SUBSTANTIALLY INCREASE OUR COTS OF DOING BUSINESS AND PROHIBIT CERTAIN BUSINESS STRATEGIES WE WISH TO DEPLOY.

Federal and state laws and regulations addressing issues such as:

     o    user privacy;

     o    pricing;

     o    online content regulation;

     o    taxation and the characteristics; and

     o    quality of online products and services.

The issues are under consideration by federal, state, local and foreign governmental agencies. It may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership and infringement, libel, and personal privacy are applicable to the Internet. The Federal Trade Commission and government agencies in certain states have been investigating certain Internet companies regarding their use of personal information. An important component of our current business model is the development of websites to customers. Further, we use the Internet to provide information to prospective customers and sales representatives, as well as to provide information to members of our sales network. Many of the small businesses for which we offer incorporation and other ancillary services market their products or services through the Internet. Any new laws or regulations relating to the Internet, or certain application or interpretation of existing laws, could decrease the growth in the use of the Internet, decrease the demand for our website development services or otherwise adversely affect our business.

WE MAY REQUIRE ADDITIONAL CAPITAL AND OUR ABILITY TO RAISE THE NEEDED CAPITAL IS UNCERTAIN.

We currently anticipate that our available cash resources from operations and previous capital financings, will be sufficient to meet our presently anticipated net capital and expenditure requirements for the foreseeable future based upon known and reasonably estimated trends. However, if we need to raise additional funds in order to support more rapid expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses and/or technologies, or respond to unanticipated requirements, there can be no assurance that additional financing will be available when needed on terms favorable to our Company.

WE ARE DEPENDENT UPON THE KEY SERVICES OF GIL KIM AND JUDY KIM WITH WHOM WE HAVE EMPLOYMENT AGREEMENTS, BUT THEY MAY DESIRE TO TERMINATE THEIR RELATIONSHIP WITH THE COMPANY AT ANY TIME, CAUSING A SEVERE DISRUPTION IN OUR OPERATIONS.

Our success depends, to a significant extent, upon a number of key employees, including the efforts of its key management personnel, specifically our President and Chief Executive Officer, Gil Kim, and Vice President, Controller and Secretary, Judy Kim. In order to retain its key management personnel, such individuals have been provided with substantial stock and/or options to acquire Common Stock of the Company. The Company does not maintain key person life insurance on its key employees. The loss of the services of any of its officers, directors, and/ or key employees, or the inability to identify, hire, train and/or retain other qualified personnel in the future, could have a material adverse effect on the Company's business, financial condition and operating results. We believe that our future success will also depend in part upon our ability to attract, retain, and motivate qualified personnel. Competition for such personnel is intense. There can be no assurance that we can attract and retain such personnel.

OUR COMMON STOCK MAY BE CLASSIFIED AS A "PENNY STOCK" WHICH COULD CAUSE INVESTORS TO EXPERIENCE DELAYS AND OTHER DIFFICULTIES IN TRADING SHARES IN THE STOCK MARKET

While there is no assurance, we intend to apply to trade upon the Over the Counter Bulletin Board ("OTCBB"). As a result, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the stock as compared to securities, which are traded on the NASDAQ trading market or on an exchange. In addition, we anticipate that the trading in our Common Stock may be initially covered by what is known as the "Penny Stock Rules." Our sales of stock prior to the filing of this Prospectus was under the exercise of options, which contained strike prices ranging from $0.25 to $0.50 per share. If our stock commences trading upon the OTCBB it will be covered by the penny stock rules if it trades at a price of less than $5.00 per share. As a result, we anticipate that the penny stock rules will apply to our stock for the foreseeable future. The penny stock rules require brokers to provide additional disclosure in connection with any trades involving a stock defined as a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. The regulations governing penny stocks could limit the ability of brokers to sell the shares offered in this Prospectus and to sell the shares in the secondary trading market.. If brokers have difficulty in selling our shares in the open market, the demand for our shares could be materially reduced. This could result in a severe decline in our stock price.

THE OFFERING PRICE OF THE SHARES TO BE SOLD HAS BEEN ARBITRARILY DETERMINED.

No federal or state agency has made any finding or determination as to the merits, fairness, or suitability for investment of the Shares, nor has any independent third party, such as an investment banking firm, or other expert in the valuation of the business or securities, nor made an evaluation of our economic potential. Our legal counsel is not experienced in reviewing and verifying the merits of a particular investment from a financial point of view, nor has legal counsel undertaken to conduct such a review. Consequently, an investment in the Shares should only be made by prospective investors who, either directly or through their own professional advisors, have the financial and business knowledge and experience to meaningfully evaluate the merits and risks thereof. Potential investors are urged to seek and obtain an independent analysis of our company, and its business and plan of expanded operations, before making an investment in the Shares.

GROWTH OF THE COMPANY IS DEPENDENT UPON EXPANSION AND RETENTION OF THE SALE FORCES.

We rely almost exclusively upon our network of authorized sales agents to market our products and services. While this network is currently comprised of over 3,000 individuals, there are certain individuals who generate the vast majority of our revenues. In the event any of these key individuals were to leave our marketing network or to otherwise become unavailable to participate in the network, our ability to conduct our business could be materially, and perhaps permanently, impaired.

CONTROL OF COMPANY IN PRINCIPAL SHAREHOLDERS, OFFICERS AND DIRECTORS.

Upon  this  Prospectus  being  declared  effective  by the U.S.  Securities  and
Exchange Commission ("SEC"), Gil and Judy Kim will beneficially own approximately 70% of the outstanding shares of Common Stock. As a result, these persons, acting together, will have the ability to control the election and removal of directors and any merger, consolidation, or sale of all or substantially all of our assets, and to control our management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring, or preventing a change in control, impeding a merger, consolidation, takeover, or other business combination, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our Company, which in turn, could materially adversely affect the market price of our Common Stock.

                              TERMS OF THE OFFERING

Each selling shareholder is free to offer and sell his or her common shares at such times, in such manner and at such prices as he or she may determine. The types of transactions in which the common shares are sold may include transactions on the pink sheets, or the OTC Bulletin Board in the event the Company is listed on the OTC Bulletin Board. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve NASD licensed broker-dealers.

The selling shareholders may effect such transactions by selling Common Stock directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both. Such compensation as to a particular broker-dealer might be in excess of customary commissions.

Each Selling Shareholder and any broker-dealer that acts in connection with the sale of common shares may be deemed to be, an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

We have notified the Selling Shareholders of the prospectus delivery requirements for sales made pursuant to this prospectus and that, if there are material changes to the stated plan of distribution, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.

We are informing the Selling Shareholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities Exchange Act may apply to their sales in the market and have provided the Selling Shareholders with a copy of such rules and regulations.

Selling Shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided they meet the criteria and conform to the requirements of such rule.

             MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS


We anticipate applying to the Over-the-Counter Bulletin Board ("OTCBB") upon the Registration Statement, of which this Prospectus is a part, being declared effective. There is no assurance that the OTCBB will allow our shares to trade, or if our shares do trade upon the OTCBB, that an active trading market will develop.

As of January 31, 2003, there were approximately 479 holders of our Common Stock, as reported by our transfer agent. We currently have 1,966,108 options outstanding exercisable into 1,966,108 shares of Common Stock.


We are registering 1,531,399 shares in the Registration Statement, of which this Prospectus is a part. Mr. and Mrs. Kim hold 3,100,000 shares and Lawrence Horwitz holds 250,000 shares, all of which have been held for greater than one year. Under Rule 144 of the Securities Exchange Act of 1934, all of these shares could be sold subject to certain volume restrictions; however, these shares are not being registered in this Prospectus. We are also registering 1,072,000 shares of our common stock underlying certain options, which have been issued to members of our sales network. These options contain an exercise price of $1.50 per share.

                                 DIVIDEND POLICY

We have never paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends in the future. We currently intend to retain future earnings, if any, to fund the development and growth of our business.

                             SELECTED FINANCIAL DATA


The following selected financial data is a summary and should be read in conjunction with, the financial statements, related notes to financial statements and Report of Independent Public Accountants, and Management's
Discussion and Analysis of Financial Condition and Results of Operations contained elsewhere. The following tables summarize certain selected financial data of MSTG Solutions, Inc. for the twelve months ended July 31, 2002 (audited) and for the period from its inception on June 26, 2001 through July 31, 2001 (audited). The data has been derived from financial statements included elsewhere in this prospectus. No dividends have been paid for any of the periods presented.

                                                                  PERIOD FROM
                                                                   INCEPTION
                                                                (JUNE 26, 2001)      SIX MONTHS ENDED
                                      TWELVE MONTHS ENDED           THROUGH          JANUARY 31, 2003
                                         JULY 31, 2002          JULY 31, 2001(1)        (UNAUDITED)
                                         -------------          ----------------        -----------
STATEMENT OF INCOME DATA:
     Revenue                             $   2,589,582             $      -0-           $ 1,432,190
     Net Income (Loss)                   $      67,634             $      -0-           $  (208,685)
     Net Income (Loss) per Share         $         .02             $      -0-           $      (.04)
                                         -------------             ----------           -----------

                                                         SIX MONTHS ENDED
                               TWELVE MONTHS ENDED       JANUARY 31, 2003
                                   JULY 31, 2002            (UNAUDITED)
                                   -------------            -----------
BALANCE SHEET DATA:
      Total Assets                 $    423,261            $    561,131
      Total Liabilities            $    206,615            $     43,810
      Stockholders' Equity         $    216,646            $    517,321


(1) We were incorporated in the State of Nevada on June 26, 2001 as Tech Windows, a Nevada corporation, but did not commence operations until August 2001.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

The following discussion regarding our financial statements should be read in conjunction with our financial statements included herewith.

OVERVIEW

We are engaged in the business of providing incorporation and small business related products and services to the public.

RESULTS OF OPERATIONS

The following table sets forth, for the periods indicated, selected financial information:


                                                                  PERIOD FROM
                                                                   INCEPTION           SIX MONTHS
                                            TWELVE MONTHS       (JUNE 26, 2001)           ENDED
                                                ENDED               THROUGH          JANUARY 31, 2003
                                            JULY 31, 2002        JULY 31, 2001         (UNAUDITED)
                                            -------------        -------------         -----------
Total Revenue                               $   2,589,582           $   -0-            $ 1,432,190
Operating Expenses                              2,494,873               -0-              1,671,828
Income (Loss) from operations                      94,709               -0-               (239,638)
Total other income and (expense)                                                              (197)
Provision (benefit) for income taxes               31,470               -0-                (31,150)
Net Income (Loss)                           $      67,634           $   -0-            $  (208,685)
                                            =============           =======            ===========

RESULTS OF OPERATIONS FOR SIX MONTHS ENDED JANUARY 31, 2003

We generated $1,432,190 in total revenues for the six months ended January 31, 2003 and $455,614 in total revenues for the six months ended January 31, 2002. Our commission expenses increased during this same period of time from $75,549 to $857,228. This increase in revenues and commission expenses is primarily attributable to the development and expansion of our network sales force. As our sales force expanded, it successfully increased total revenues. Our commission expenses increased as a result of the sales force expansion, as well as bonus payments to members of the network and company management. We have significantly reduced the payment of bonus amounts in order to improve our net income.

Small business services revenues increased from $30,578 for the six months ended January 31, 2002 to $82,294 for the same period in 2003. Our direct expenses associated with these revenues declined from $38,490 to $12,717. This decrease in small business expenses is attributable to our directly providing certain services which we previously outsourced. These services include incorporation filing, resident agent fees and mail forwarding services.

Our net income of $48,285 for the six months ended January 31, 2003, was a net loss of $208,685. We believe that the primary cause of this decline in profitability was the payment of bonus funds. This practice was discontinued after January 31, 2003.

RESULTS OF OPERATIONS FOR TWELVE MONTHS ENDED JULY 31, 2002

We commenced operations in August 2001; as a result there is no comparison with previous year's operations.


REVENUE

The following chart breaks down our revenue sources by type:


                                                                   SIX MONTHS
                                           TWELVE MONTHS              ENDED
                                               ENDED            JANUARY 31, 2003
                                           JULY 31, 2002           (UNAUDITED)
                                           -------------           -----------

Corporate education                         $  2,267,244         $   1,300,308
Representative and agent fees                    224,366                49,588
Other small business services                     97,972                82,294
Total revenue                                  2,589,582             1,432,190
Operating expenses                             2,494,873             1,671,828
Income (loss) from operations                     94,709             (239,638)
Total other income and (expense)                      --                 (197)
Provision (benefit) for income taxes              31,470              (31,150)
                                            ------------         -------------

     Net Income (Loss)                      $     67,634         $   (208,685)
                                            ============         ============

Revenue for the twelve months ended July 31, 2002 was $2,589,582. The Company educates individuals on the full benefits and advantages of having a corporation. This portion of the Company's operations generated $2,267,244 of revenue for the year. Independent representatives and agents pay a fee to join the Company's marketing program and $224,366 was paid during the year. The Company forms corporations, contracts with professionals in website design and hosting, accounting and other professions to provide services to customers which amounted to $97,972 for our first twelve months of operation. We believe that while the aggregate amount of revenue may increase in the future, the sources of this revenue will contribute approximately the same percentage to total revenue.


OPERATING EXPENSES


Our operating expenses in the aggregate amount of $2,494,873 are comprised of commissions payable to our independent sales representatives, advertising, printing and travel and entertainment. Sales commissions amounted to $1,439,337. Sales and marketing expenses, such as travel and entertainment, were $110,535. Expenses associated with other small business services costs amounted to $49,315. General and administrative expenses, including employee salaries, equipment rental, professional fees, rent and telephone, were $895,686.


INCOME FROM OPERATIONS

We generated $67,634 in net income, after the allowance for income taxes, during our initial twelve months of operation. Management believes that its focus upon the development of a network marketing system educated in the advantages associated with the various products and services offered by our company has been of critical importance in generating a small profit during our first year of operations.

LIQUIDITY AND CAPITAL RESOURCES


We do not believe that inflation has had a significant impact on our operations since our inception. We believe that our cash flow from operations will be sufficient to support our operations during our next twelve months. While there can be no assurance, we do not anticipate seeking new capital through June 30, 2003. Our company provides stock options as an incentive to our network-marketing program. Specifically, members of our network receive stock options commensurate with their sales performance. All stock options have been issued at or above the fair market value of our stock. Since the inception of our company, 1,531,399 shares of our Common Stock have been issued as the result of option exercises. As of January 31, 2003, we have received a total of $609,872 as a result of the exercise of these stock options. Subsequent to January 31, 2003, we have received less than $10,000 due to the exercise of additional stock options. Each optionholder was provided with a disclosure document prior to the exercise of their options.

The Registration Statement, of which this Prospectus is a part, registers: (i) 1,531,399 shares of our Common Stock that were previously issued to individuals and entities exercising our stock options; and (ii) 1,072,000 shares of Common Stock underlying options issued as a bonus for superior performance in our network marketing program. The holders of the 1,072,000 options cannot resell either the options or the shares underlying the options pursuant to this Registration Statement without first exercising their options at $1.50 per share. We are not registering any shares for resale pursuant to the exercise of options.

Upon our formation, we issued 3,100,000 shares to our founders, Gil and Judy Kim. We also issued 500,000 options to acquire Common Stock at an exercise price of $0.25 per share to Mr. and Mrs. Gil Kim. On January 25, 2002, we executed a Retainer Agreement with Horwitz & Cron to provide legal services to our company. Pursuant to the terms of that Retainer Agreement, we issued 250,000 shares of Common Stock to Horwitz & Cron, as well as 250,000 options to acquire Common Stock at an exercise price of $0.50 per share as payment for legal services rendered by Horwitz & Cron on behalf of MSTG. The shares underlying these options are registered hereunder.


FUTURE PLAN OF OPERATION


We believe that a critical component of our future growth will be the identification and deployment of additional services required by small business operations. We have found that new product introductions are helpful in assuring continuing interest on the part of the members of our network marketing system. Products and services we are considering include international issues such as visa compliance and import/export regulations, estate and retirement planning and business and life insurance. While there is no assurance that we will introduce any of these products or services to the marketing network and if such an introduction takes place, there is no assurance that the product will be profitable, we are dedicated to continuing to analyze potential new products and services to be offered. We anticipate adding up to five additional employees through June 30, 2003.


AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 along with all amendments and exhibits to it under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement on file with the SEC pursuant to the Act and the rules and regulations of the thereunder.

The Registration Statement, including the exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities Exchange Commission at 1-800-SEC-0330. Copies of such material may be obtained by mail at prescribed rates from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, you should refer to the filed document for the complete details. The Commission's Internet site located at www.sec.gov contains reports, proxy and information statements and other information regarding issuers that have electronically filed with the Commission.

FORWARD LOOKING STATEMENTS


This prospectus contains certain statements about our future business plans, including our current intention to develop and market new products and services in the future and our possible need for additional capital to finance our growth. Statements made in this prospectus regarding our future business prospects and capital needs are forward-looking statements under federal securities laws. There is no assurance that any statement about our future business potential will eventually actually occur or that our projected revenues and expenses will not be materially different that our current expectations. Our ability to proceed with the implementation of our business plans is subject to all of the risks discussed in this Prospectus and our ability to estimate the time period for which such implementation would occur is subject to substantial uncertainty. Undue reliance should not be placed upon any forward-looking statement contained in this Prospectus, including but not limited to, statements about the introduction of new products and services, our need for additional capital and the anticipated timing in implementing any of our future business plans. These statements are based on the current expectations of our management, which may change in the future due to a large number of unanticipated future developments, including, but not limited to, the "Risk Factors" set forth in this Prospectus.


                      ORGANIZATION OF MSTG SOLUTIONS, INC.

HISTORY

Our company is a Nevada corporation that changed its name from Tech Windows, a Nevada corporation to MSTG Solutions, Inc., a Nevada corporation during the fourth quarter of 2001. The major shareholders of the Company are Gil and Judy Kim, who jointly own 3,100,000 shares of common stock, and Strawberry Canyon Capital, Inc., whose sole shareholder is Lawrence Horwitz, owns 250,000 shares of common stock. Horwitz and Cron, a law firm in which Mr. Horwitz is a partner, provides legal work for our company.


Our operations have been financed exclusively by Gil and Judy Kim and the exercise of stock options. Initially, the Company was established to market long distance services through its network-marketing program. The Company has adjusted its plans to now focus exclusively upon Internet related products and services.


                             BUSINESS OF THE COMPANY

GENERAL

We initially established our business to market long distance services through a network-marketing program. We have adjusted our plans to now focus exclusively upon providing products and services for small businesses.

Our management believes that it has established a convenient method to form a corporation over the Internet, obtain a professionally designed website, retain professionals such as accountants, lawyers and bookkeepers and use these tools to generate income by sharing the Company's products and services with the end consumer.


Our services and products are designed to educate the public on the full benefits of operating a business as a corporation, as well the various services the typical small business might require in its operations. Our products and services provide training and information on the benefits and advantages of incorporating, having a home-based business, asset protection, advance tax planning, retirement plans, education plans, bookkeeping, basic accounting principles, corporate law and advice, corporate credit building and more. Our training package provides for 12 monthly education seminars, which include, but are not limited to discussions/instruction on the following topics:


     o Corporate Entities and Strategies - Which is the best business entity for me?
     o Corporate Formalities - What do I need to do to comply with legal requirements to assure that my corporate protects my personal assets?
     o Setting up Books for your Corporation - How do I properly document my business income and expenses?
     o Basic Corporate Credit Profile Building - How will I build a corporate credit that has nothing to do with my personal credit profile?
     o What contracts do I need and what are the key clauses of these contracts?
     o    How can I legally save federal and state income taxes?
     o    What is the best retirement and savings plan for me?

We have local, regional, and national training events as well as national conference calls in which our customers can participate. Customers are awarded a certificate of attendance at the first educational seminar offered by our MSTG Academy that customers attend.


After customers receive their certificates of attendance, customers have a one-year (from the date of purchase) free attendance pass to our Academy's educational training and seminars. The Independent Representative(s) would be responsible for all associated costs. In addition, should a customer desire to incorporate their business, the customer can avail themselves of our incorporation service (state filing fees and filing of annual list of officers are not included) within two years from the date of purchase.

We have packaged this bundle of products and services, which is intended to be a complete incorporation and website development package. Small and home-based businesses may then incorporate and obtain a presence on the Internet.

Beginning with C-Pak, we intend that our products and services will be marketed through our network of authorized independent sales representatives. Our management believes that this sales network provides the critical link between the end consumer and our products and services.


We have recently expanded our services to include corporate record maintenance, bookkeeping services, Dunn and Bradstreet filing and compliance, resident agent services, website upgrades and development, business legal issues and contracts and tax planning. We are currently considering expanding our seminar offerings to include international programs such as visa compliance, bank financing and import/export assistance. The Independent Representative(s) would be responsible for all associated costs. While there is no assurance that we will successfully expand our range of services to include any or all of the foregoing services, it is presently our intention to monitor the marketplace for services and products, which compliment the existing offerings, and to incorporate such services/products into our business plans.

In addition to being our customers, customers can also become authorized sales agents earning commissions and commission overrides depending upon their degree of involvement in the sales network and their success in marketing our products and services. We market our services and products through a network marketing program comprised of existing customers that encourage individuals to sell the services and products and allow individuals to recruit and develop their own sales organizations. We were paid $224,366 in fees for the twelve months ended July 31, 2002 by individuals for the purpose of joining our network-marketing program.


Commissions are paid only when a product or service is sold and no commissions are paid based solely on recruitment. When a product or service is sold, commissions are paid to the sales agent making the sale, and to other sales agents, who are in the line of sales agents who directly or indirectly recruited the selling reseller. We provide training materials, organizes area-training meetings and designates personnel at the home office specially trained to answer questions and inquiries from sales agents. We offer various communication avenues to our sales associates to keep such associates informed of any changes in the marketing of our services and products. The primary communication vehicles we utilize to keep our sales agents informed include extensive use of email, an interactive voice-mail service, an interactive voice response system and our website, www.mstgs.com.


Network marketing is primarily used for marketing based on personal sales since it encourages individual or group face-to-face meetings with potential customers and has the potential of attracting a large number of sales personnel within a short period of time. Our marketing efforts towards individuals typically target the small business owners or individuals and seek to educate potential customers concerning the benefits of using corporations in business and in selling the various products and services we offer. The network sales force sold approximately 95% of our services and products during the twelve months ended July 31, 2002.


Sales agents are generally engaged as independent contractors and are provided with training materials and are given the opportunity to participate in our training programs. Sales agents are required to be our customers and to have completed specified training through the MSTG Academy prior to marketing our services and products. All advertising and solicitation materials used by sales agents must be approved by the Company prior to use. We currently have over 3,000 sales agents marketing our products and services throughout the United States and Canada. A substantial number of our sales agents market our services and products on a part-time basis only.


Each of our Independent Representatives is required to sign an Independent Representative Agreement. Each Representative has two options: (1) become a Customer Representative with the payment of $99; or (2) become a Team Leader with the payment of $499. While both of these positions entitle the Representative to receive commission for sales to customers identified by the Representative, only the Team Leader position entitles the Representative to form his or her own sales organization, entitling the Representative to receive sales commission based upon the performance of those in the Representative's organization.


The Company derives revenues from the marketing efforts of its network marketing sales force. As an authorized reseller an individual is free to build a team and qualify for commission overrides and bonuses. These teams are then trained and can then qualify to earn commission overrides and bonuses throughout the entire organization.

COMPETITION

The Company believes that it has substantial competition in both the marketing of its products and services over the Internet and in attracting experienced authorized sales agents. Many of these competitors have longer operating histories, larger customer bases, greater brand name recognition and significantly greater financial, marketing and other resources than we do. In addition, other companies with superior financing to our company may elect to enter the market. Competitors may devote greater resources to marketing and promotional campaigns, and devote substantially more resources to website and systems development than we can. We cannot assure you that we will be able to compete successfully against current and future competitors, and competitive pressures may have a material adverse effect on our business, prospects, financial condition and results of operations. Further as a strategic response to changes in the competitive environment, our management may, from time to time, make certain service or marketing decisions or acquisitions that could have a material adverse effect on our business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on us.

Increased competition may result in reduced operating margins, loss of market share and a diminished franchise value. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures that we face may have a material adverse effect on our business, prospects, financial condition and results of operations. Further as a strategic response to changes in the competitive environment, we may, from time-to-time, make certain service or marketing decisions or acquisitions that could have a material adverse affect on our business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on us. In addition, companies that control access to transactions through network access or Web browsers could promote our competitors or charge us a substantial fee for inclusion.

Our competitors include virtually all companies that offer some or all of our products and services and all companies that market any product or service utilizing network marketing.

INTELLECTUAL PROPERTY

We currently have an application pending with the United States Patent and Trademark Office for registration of the name "MSTG Solutions" as a trademark. We have also registered the website domain name of www.mstgs.com.

We do not rely on proprietary technology in providing our services and products over the Internet. While we use technology, which has been customized for its own purposes, we have deliberately avoided becoming overly dependent on any one technology. By avoiding reliance on any one technology, we will be able to take advantage of technological advances to provide improved accessibility to its content.

We have no collective labor agreements.

EMPLOYEES

As of the date hereof, we have five full-time employees. We hire independent contractors on an "as needed" basis only. We have no collective bargaining agreements with our employees. We believe that our employee relationships are satisfactory. Long term, we will attempt to hire additional employees as needed based upon our growth rate.

PROPERTIES AND FACILITIES

Our main administrative offices are located at 3111 North Tustin Avenue, Suite 280, Orange, California 92865, consisting of 3,000 square feet, with a lease obligation of $5,000 per month. We also maintain a satellite office in Las Vegas, Nevada located at 3900 Paradise Road, Las Vegas, Nevada, consisting of 900 square feet, with a lease obligation of $1,600 per month.

LITIGATION

To the best knowledge of our Management, there is currently no material litigation pending or threatened against the Company.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and officers are as follows:

Name                Age       Office

--------------------------------------------------------------------------------

Gil Kim             47        President and Chairman of the Board of Directors

Judy Kim            47        Vice President, Controller, Secretary and Director


GIL KIM, AGE 47 - PRESIDENT AND CHAIRMAN OF THE BOARD. Mr. Kim began his career in network marketing as an Independent Representative of NTC (National Telephone and Communications, Inc.) in 1993. NTC was a reseller of long distance telephone services. When the president of the marketing division of NTC left in February 2000 to build PriceNetUSA, he asked Mr. Kim to market PriceNet's products. Mr. Kim worked on behalf of NTC from 1993 until he began working on behalf of PriceNetUSA. During Mr. Kim's one year of participation in the PriceNet marketing effort, he was an Independent Sales Representative marketing PriceNet's online shopping mall. Mr. Kim has been a licensed California real estate agent since June, 2000 and continues to be an active investor in various companies. Mr. Kim has been employed by MSTG since its inception in August, 2001.

JUDY KIM, AGE 47 - VICE PRESIDENT, CONTROLLER, SECRETARY AND DIRECTOR. Mrs. Kim is the wife of Gil Kim. She attended Hon Yik University earning a degree in Arts. From 1984 to 1991, Mrs. Kim was the office manager for Young Shin Chiropractic Services. Between 1992 and 1997, Mrs. Kim also managed a restaurant and a convenience market owned by Mr. and Mrs. Kim. Mrs. Kim actively assisted Mr. Kim in organizing the network marketing organizations, operating under Mr. Kim at NTC and at PriceNetUSA. Mrs. Kim has been employed by MSTG since its inception in August, 2001.


                  EXECUTIVE COMPENSATION EXECUTIVE COMPENSATION



The following table and attached notes sets forth the compensation of our executive officers and directors during the twelve months ended June 30, 2002.

                                                                                  Long Term Compensation
                                                                                  ----------------------
                                    Annual Compensation                       Awards                   Payouts
                                    -------------------               -----------------------    --------------------
                                                           Other      Options     Securities      LTIP      All other
                           Year     Salary      Bonus      annual     (2)         Underlying     Payouts     Compen-
Name and Principal                                         Compen-               Options/SARs                sation
Position                                                   sation

Gil Kim, President(1)      2001         -0-         -0-    None       500,000             -0-     None        None
                           2002    $260,000    $210,660    None       options             -0-     None        None

Judy Kim, Vice             2001         -0-         -0-    None                           -0-     None        None
President, Controller      2002    $ 52,000         -0-    None                           -0-     None        None
                                   --------    --------                          ------------

All officers as a group    2001         -0-         -0-    None                           -0-     None        None
(2 persons)                2002    $312,000    $210,660    None                           -0-     None        None

NOTES TO EXECUTIVE COMPENSATION
-------------------------------

(1) The remuneration described in the table does not include our cost for benefits furnished to the named executive officers, including premiums for health insurance, reimbursement of expenses, and other benefits provided to such individual that are extended in connection with the ordinary conduct of the Company's business. The value of such benefits cannot be precisely determined, but the executive officers named above did not receive other compensation in excess of the lesser of $25,000 or 10% of such officers' cash compensation.


(2)  The options have an exercise price of $0.25 per share.

EMPLOYMENT AGREEMENTS
---------------------

The Company has an employment agreement with Judy Kim, its Vice President, Controller and Secretary, dated December 1, 2001. This agreement has a term of five years, provides for an annual salary of $52,000, and incentive cash and stock option bonuses. There is no severance provision.

The Company has an employment agreement with Gil Kim, its President, dated December 1, 2001. This agreement has a term of five years, provides for an annual salary of $260,000, and incentive cash and stock option bonuses. There is no severance provision.

                      INTEREST OF NAMED EXPERTS AND COUNSEL


On January 25, 2002, we executed a Retainer Agreement with Horwitz & Cron to provide legal services to our company. Pursuant to the terms of that Retainer Agreement, we issued: (i) 250,000 shares of Common Stock to Horwitz & Cron, valued at $0.06 per share; and (ii) 250,000 options to acquire Common Stock at an exercise price of $0.50 per share as payment for legal services rendered by Horwitz & Cron on behalf of MSTG. Horwitz & Cron is receiving $50,000 as payment for legal services provided in connection with this offering.


              SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS

The following table sets forth certain information regarding beneficial ownership of our Common Stock and stock options as of January 15, 2003 by each stockholder known by us to be the beneficial owner of more than five percent of the outstanding Common Stock, each of our directors, and all directors and officers as a group.

                                                  Shares of           Percent of
Name and Address                               Common Stock(1)         Class(2)
----------------                               ---------------        ----------

Gil Kim and Judy Kim, JWTROS(2)                   3,600,000              70.5%

Lawrence W. Horwitz                                 500,000               9.6%
                                               ===============        ----------

All Officers and Directors
as a Group (2 persons)                            3,600,000              70.5%
---------------


(1) Except as otherwise indicated, we believe that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person. Mr. and Mrs. Kim own 3,100,000 shares of Common Stock and 500,000 options exercisable at $0.25 per share. Strawberry Canyon Capital, Inc., a corporation solely owned by Lawrence W. Horwitz, owns 250,000 shares of Common Stock and 250,000 options exercisable at $0.50 per share.


(2) C/o MSTG Solutions, Inc., 3111 North Tustin Avenue, Suite 280, Orange, California 92865.

                              SELLING SHAREHOLDERS

The following table sets forth the number of shares of Common Stock that may be offered for sale from time to time by the Selling Shareholders. All of the Selling Shareholders are members of our sales network.

----------------------------------------------------------------------------------------------------------
                  NAME OF SELLING STOCKHOLDER               SHARES OF         SHARES OF       PERCENTAGE
                                                           COMMON STOCK     COMMON STOCKS    OWNED IF MORE
                                                                           UNDERLYING THE       THAN 1%
                                                                               OPTIONS
----------------------------------------------------------------------------------------------------------
1.       Kayumanggi N. Ongchangco                                   1,600                          *
----------------------------------------------------------------------------------------------------------
2.       Kayumanggi F. Ongchangco, Jr.                                200                          *
----------------------------------------------------------------------------------------------------------
3.       Bituin Vita                                                1,600                          *
----------------------------------------------------------------------------------------------------------
4.       Reynaldo M. Salazar                                       30,000                          *
----------------------------------------------------------------------------------------------------------
5.       Fe B. Pabalan                                             16,000                          *
----------------------------------------------------------------------------------------------------------
6.       Edward B. Bello                                            2,900                          *
----------------------------------------------------------------------------------------------------------
7.       James Bello                                                  200                          *
----------------------------------------------------------------------------------------------------------
8.       Beatrice C. Pracale-Bermudez                                 650                          *
----------------------------------------------------------------------------------------------------------
9.       Cielo Fuentes                                             12,150                          *
----------------------------------------------------------------------------------------------------------
10.      Shari and Albert Villarde                                  3,300                          *
----------------------------------------------------------------------------------------------------------
11.      Sharimar B. Manalang                                      10,000                          *
----------------------------------------------------------------------------------------------------------
12.      Juan A. Planas, III                                       47,800                          *
----------------------------------------------------------------------------------------------------------
13.      Omar Anabo                                                79,850                          *
----------------------------------------------------------------------------------------------------------
14.      "J" Chivante                                               1,000                          *
----------------------------------------------------------------------------------------------------------
15.      Ken J. Thompson                                            4,000                          *
----------------------------------------------------------------------------------------------------------
16.      Jean Villeneuve                                              600                          *
----------------------------------------------------------------------------------------------------------
17.      Anne Beaudoin                                                400                          *
----------------------------------------------------------------------------------------------------------
18.      Carole Robb Bisson                                           400                          *
----------------------------------------------------------------------------------------------------------
19.      Robert Lemay                                                 400                          *
----------------------------------------------------------------------------------------------------------
20.      Louisette Beaudoin-Lafleur                                 3,300                          *
----------------------------------------------------------------------------------------------------------
21.      Serg Desjardine                                            9,400                          *
----------------------------------------------------------------------------------------------------------
22.      Emile S. Laurel                                            3,000                          *
----------------------------------------------------------------------------------------------------------
23.      Teresita S. Alayu                                          2,000                          *
----------------------------------------------------------------------------------------------------------
24.      Luis and Cesar Amaya                                         200                          *
----------------------------------------------------------------------------------------------------------
25.      Ethel Fulinara Arreola                                       200                          *
----------------------------------------------------------------------------------------------------------
26.      Bill Balisi                                               15,000                          *
----------------------------------------------------------------------------------------------------------
27.      Susan Guzman Balisi                                        3,000                          *
----------------------------------------------------------------------------------------------------------
28.      Joyce F. Butler                                            1,200                          *
----------------------------------------------------------------------------------------------------------
29.      Mars G. Charifa                                            2,000                          *
----------------------------------------------------------------------------------------------------------
30.      Liza M. Cornel                                            21,600                          *
----------------------------------------------------------------------------------------------------------
31.      Carlo Corsame                                             10,000                          *
----------------------------------------------------------------------------------------------------------
32.      Estrella Costales                                          2,000                          *
----------------------------------------------------------------------------------------------------------
33.      Beryl Curtom                                                 200                          *
----------------------------------------------------------------------------------------------------------
34.      Virginia M. Curtom                                         6,500                          *
----------------------------------------------------------------------------------------------------------
35.      Jose Z. Del Rosario                                          200                          *
----------------------------------------------------------------------------------------------------------
36.      Samuel E. Eastman                                          2,000                          *
----------------------------------------------------------------------------------------------------------
37.      Alice Eliazo                                               1,000                          *
----------------------------------------------------------------------------------------------------------
38.      Pacita Floriam Florida                                    25,000                          *
----------------------------------------------------------------------------------------------------------
39.      Estela M. Fulinara                                         6,700                          *
----------------------------------------------------------------------------------------------------------
40.      Vince Fulinara                                               200                          *
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                  NAME OF SELLING STOCKHOLDER               SHARES OF         SHARES OF       PERCENTAGE
                                                           COMMON STOCK     COMMON STOCKS    OWNED IF MORE
                                                                           UNDERLYING THE       THAN 1%
                                                                               OPTIONS
----------------------------------------------------------------------------------------------------------
41.      Vivencio A. Fulinara                                         200                          *
----------------------------------------------------------------------------------------------------------
42.      Ofelia B. Generosa                                        39,000                          *
----------------------------------------------------------------------------------------------------------
43.      Dalisay G. Hungerford                                        200                          *
----------------------------------------------------------------------------------------------------------
44.      Annette Jung                                              29,200                          *
----------------------------------------------------------------------------------------------------------
45.      Andrew Kong                                                5,700                          *
----------------------------------------------------------------------------------------------------------
46.      Benjamin Lopez                                             1,000                          *
----------------------------------------------------------------------------------------------------------
47.      Nelia Martin                                                 200                          *
----------------------------------------------------------------------------------------------------------
48.      Lillian M. Menor                                             200                          *
----------------------------------------------------------------------------------------------------------
49.      Araceli C. Mercado                                         1,000                          *
----------------------------------------------------------------------------------------------------------
50.      Felicidad B. Miana                                        10,000                          *
----------------------------------------------------------------------------------------------------------
51.      Pamela D. Mills                                              200                          *
----------------------------------------------------------------------------------------------------------
52.      Sonja F. Morley                                              200                          *
----------------------------------------------------------------------------------------------------------
53.      Patrick Nhan                                              40,000                          *
----------------------------------------------------------------------------------------------------------
54.      Robert Nhan                                               40,000                          *
----------------------------------------------------------------------------------------------------------
55.      Anita E. Pascua                                            3,875                          *
----------------------------------------------------------------------------------------------------------
56.      Glenda Pryor                                                 200                          *
----------------------------------------------------------------------------------------------------------
57.      Librada Quintas                                              200                          *
----------------------------------------------------------------------------------------------------------
58.      Loreta T. Rabina                                             200                          *
----------------------------------------------------------------------------------------------------------
59.      Rafael A. Reyes                                              200                          *
----------------------------------------------------------------------------------------------------------
60.      Eddie B. Salazar                                             200                          *
----------------------------------------------------------------------------------------------------------
61.      Lorelie Sales                                             10,000                          *
----------------------------------------------------------------------------------------------------------
62.      Alexander Santiago                                         2,900                          *
----------------------------------------------------------------------------------------------------------
63.      William Santiago                                             200                          *
----------------------------------------------------------------------------------------------------------
64.      Christine Fulinara Soria                                     200                          *
----------------------------------------------------------------------------------------------------------
65.      Teresita L. Victoria                                      25,900                          *
----------------------------------------------------------------------------------------------------------
66.      Lancaster P. Zabalerio                                       400                          *
----------------------------------------------------------------------------------------------------------
67.      Nellie F. Brual                                            7,780                          *
----------------------------------------------------------------------------------------------------------
68.      Victoria S. Calub                                            200                          *
----------------------------------------------------------------------------------------------------------
69.      Leonar N. Canlas                                             200                          *
----------------------------------------------------------------------------------------------------------
70.      Harvey G. Carrathus                                          400                          *
----------------------------------------------------------------------------------------------------------
71.      Alvin R. Griffin                                             200                          *
----------------------------------------------------------------------------------------------------------
72.      Lorenzo, Lorenzo                                             200                          *
----------------------------------------------------------------------------------------------------------
73.      Melve J. Ma                                                  200                          *
----------------------------------------------------------------------------------------------------------
74.      Daniel V. Manalang                                         2,500                          *
----------------------------------------------------------------------------------------------------------
75.      Edgardo H. Medina                                          2,700                          *
----------------------------------------------------------------------------------------------------------
76.      Angelina B. Nicolas                                        4,500                          *
----------------------------------------------------------------------------------------------------------
77.      Abigail C. Planas                                         22,800                          *
----------------------------------------------------------------------------------------------------------
78.      Jonathan Planas                                            2,700                          *
----------------------------------------------------------------------------------------------------------
79.      Rommel Ramirez                                               400                          *
----------------------------------------------------------------------------------------------------------
80.      Jose M. Regacho, Jr.                                         200                          *
----------------------------------------------------------------------------------------------------------
81.      Richard Rodriguez                                         40,000                          *
----------------------------------------------------------------------------------------------------------
82.      Peter Sequeira                                             1,000                          *
----------------------------------------------------------------------------------------------------------
83.      Felie B. Syfu                                              3,300                          *
----------------------------------------------------------------------------------------------------------
84.      Juana E. Torio                                             3,300                          *
----------------------------------------------------------------------------------------------------------
85.      Khang T. Truong                                           10,000                          *
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                  NAME OF SELLING STOCKHOLDER               SHARES OF         SHARES OF       PERCENTAGE
                                                           COMMON STOCK     COMMON STOCKS    OWNED IF MORE
                                                                           UNDERLYING THE       THAN 1%
                                                                               OPTIONS
----------------------------------------------------------------------------------------------------------
86.      Annette L. Velasco                                           200                          *
----------------------------------------------------------------------------------------------------------
87.      Kevin J. McGinn                                           10,000                          *
----------------------------------------------------------------------------------------------------------
88.      Rizaldy Tabada                                               200                          *
----------------------------------------------------------------------------------------------------------
89.      Chrisy Hui                                                10,000                          *
----------------------------------------------------------------------------------------------------------
90.      Fai Hui                                                   12,000                          *
----------------------------------------------------------------------------------------------------------
91.      Audrey Hsu                                                12,000                          *
----------------------------------------------------------------------------------------------------------
92.      Sam O. Laguitan                                              300                          *
----------------------------------------------------------------------------------------------------------
93.      Dante Laguitan                                               100                          *
----------------------------------------------------------------------------------------------------------
94.      Richard Legaspi                                              200                          *
----------------------------------------------------------------------------------------------------------
95.      Hermilo D. Pabalan                                        15,000                          *
----------------------------------------------------------------------------------------------------------
96.      Amelia N. Ramirez                                            200                          *
----------------------------------------------------------------------------------------------------------
97.      Rodney N. Ramirez                                            200                          *
----------------------------------------------------------------------------------------------------------
98.      Roxanne Bradley                                              200                          *
----------------------------------------------------------------------------------------------------------
99.      Edmundo P. Nicolas                                         4,000                          *
----------------------------------------------------------------------------------------------------------
100.     Rochelle H. Abanador                                       3,600                          *
----------------------------------------------------------------------------------------------------------
101.     Yolanda Lasmarias                                            500                          *
----------------------------------------------------------------------------------------------------------
102.     Marisa N. Ricafrente                                       1,000                          *
----------------------------------------------------------------------------------------------------------
103.     Jenny Ku                                                     200                          *
----------------------------------------------------------------------------------------------------------
104.     Laveai Falealili                                             200                          *
----------------------------------------------------------------------------------------------------------
105.     Veronica A. Mitchell                                       2,000                          *
----------------------------------------------------------------------------------------------------------
106.     Dante Arpon                                                  200                          *
----------------------------------------------------------------------------------------------------------
107.     Marilou Schmidt                                              200                          *
----------------------------------------------------------------------------------------------------------
108.     Araceli Totten                                             3,000                          *
----------------------------------------------------------------------------------------------------------
109.     Leonard Totten                                               200                          *
----------------------------------------------------------------------------------------------------------
110.     Edward M. Badillo                                            300                          *
----------------------------------------------------------------------------------------------------------
111.     Tat-Sing Chan                                                100                          *
----------------------------------------------------------------------------------------------------------
112.     Josephine Wang                                             1,800                          *
----------------------------------------------------------------------------------------------------------
113.     Lilli Ann V. Bernarbe                                        200                          *
----------------------------------------------------------------------------------------------------------
114.     Gonzalo B. Estrada, Jr.                                      200                          *
----------------------------------------------------------------------------------------------------------
115.     Marie Foote                                                  200                          *
----------------------------------------------------------------------------------------------------------
116.     A. Daniel Pezzota                                            200                          *
----------------------------------------------------------------------------------------------------------
117.     Anthony Pezzota                                            2,900                          *
----------------------------------------------------------------------------------------------------------
118.     Emmanuel Madlansacay                                         200                          *
----------------------------------------------------------------------------------------------------------
119.     Veronica Powell                                              200                          *
----------------------------------------------------------------------------------------------------------
120.     Earl Peter Totten                                            200                          *
----------------------------------------------------------------------------------------------------------
121.     Lucille R. Aguiluz                                         7,200                          *
----------------------------------------------------------------------------------------------------------
122.     Carlos L. Ilem, DMD                                       25,700                          *
----------------------------------------------------------------------------------------------------------
123.     Guillermo B. Rustia                                          200                          *
----------------------------------------------------------------------------------------------------------
124.     Ernesto S. Favis                                          12,000                          *
----------------------------------------------------------------------------------------------------------
125.     Rossel Tongol                                                200                          *
----------------------------------------------------------------------------------------------------------
126.     Elaina Favis                                               3,300                          *
----------------------------------------------------------------------------------------------------------
127.     Josefina A. Valencia                                         200                          *
----------------------------------------------------------------------------------------------------------
128.     Wilfredo Favis                                             3,300                          *
----------------------------------------------------------------------------------------------------------
129.     Cristina Nicolas                                             300                          *
----------------------------------------------------------------------------------------------------------
130.     Andres Briones                                             3,600                          *
----------------------------------------------------------------------------------------------------------
131.     Lorenzo G. Nicholas                                          400                          *
----------------------------------------------------------------------------------------------------------
132.     William E. Kintner                                         3,300                          *
----------------------------------------------------------------------------------------------------------
133.     Elizabeth Anna Tate                                          200                          *
----------------------------------------------------------------------------------------------------------
134.     Nelia B. Jose                                              3,100                          *
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                  NAME OF SELLING STOCKHOLDER               SHARES OF         SHARES OF       PERCENTAGE
                                                           COMMON STOCK     COMMON STOCKS    OWNED IF MORE
                                                                           UNDERLYING THE       THAN 1%
                                                                               OPTIONS
----------------------------------------------------------------------------------------------------------
135.     Matt Simison                                              29,200                          *
----------------------------------------------------------------------------------------------------------
136.     Joe M. Godimez                                               200                          *
----------------------------------------------------------------------------------------------------------
137.     Dale C. Gardin                                               300                          *
----------------------------------------------------------------------------------------------------------
138.     Flordeliza B. Corpuz                                         200                          *
----------------------------------------------------------------------------------------------------------
139.     Helen Reyes                                                3,600                          *
----------------------------------------------------------------------------------------------------------
140.     Lourdes C. Planas                                          3,600                          *
----------------------------------------------------------------------------------------------------------
141.     Ruth Elizabeth C. Planas                                   3,600                          *
----------------------------------------------------------------------------------------------------------
142.     Helen Grace Aquino                                           200                          *
----------------------------------------------------------------------------------------------------------
143.     Chan Tat-Sing                                              1,800                          *
----------------------------------------------------------------------------------------------------------
144.     Jason Wang                                                   200                          *
----------------------------------------------------------------------------------------------------------
145.     Edith G. Clark                                             1,800                          *
----------------------------------------------------------------------------------------------------------
146.     Esera Satele                                                 500                          *
----------------------------------------------------------------------------------------------------------
147.     Pascuala Garcia                                           16,000                          *
----------------------------------------------------------------------------------------------------------
148.     Dave Keleti                                                  200                          *
----------------------------------------------------------------------------------------------------------
149.     Vladimir Somer                                               200                          *
----------------------------------------------------------------------------------------------------------
150.     Marciano T. de Guzman                                        200                          *
----------------------------------------------------------------------------------------------------------
151.     Emma Eastman                                               1,000                          *
----------------------------------------------------------------------------------------------------------
152.     Benjamina G. Ballesteros                                   2,000                          *
----------------------------------------------------------------------------------------------------------
153.     Emil John A. Estolano                                        200                          *
----------------------------------------------------------------------------------------------------------
154.     Nyen C. Chia                                               3,600                          *
----------------------------------------------------------------------------------------------------------
155.     Christine M. Richie                                          300                          *
----------------------------------------------------------------------------------------------------------
156.     Nila L. Salvana                                              200                          *
----------------------------------------------------------------------------------------------------------
157.     Tan L. Joey                                                  100                          *
----------------------------------------------------------------------------------------------------------
158.     Jose C. Atil, Jr.                                          3,300                          *
----------------------------------------------------------------------------------------------------------
159.     Corazon Villanueva-Flascha                                 3,900                          *
----------------------------------------------------------------------------------------------------------
160.     Edna Sales                                                   200                          *
----------------------------------------------------------------------------------------------------------
161.     Macky Lasmarias                                              200                          *
----------------------------------------------------------------------------------------------------------
162.     Manuel R. Lasmarias, Jr.                                     200                          *
----------------------------------------------------------------------------------------------------------
163.     Paul Cheng                                                   100                          *
----------------------------------------------------------------------------------------------------------
164.     Dele Hope Esiri                                              200                          *
----------------------------------------------------------------------------------------------------------
165.     Sharon Phillips                                              200                          *
----------------------------------------------------------------------------------------------------------
166.     Dalisay Lacson                                               200                          *
----------------------------------------------------------------------------------------------------------
167.     Guillermo Pidlaoan, Jr.                                      200                          *
----------------------------------------------------------------------------------------------------------
168.     Marlon Rivera                                                200                          *
----------------------------------------------------------------------------------------------------------
169.     Jasmine Penano                                               200                          *
----------------------------------------------------------------------------------------------------------
170.     Venacio M. Penano                                          2,900                          *
----------------------------------------------------------------------------------------------------------
171.     Edward T. Pascua                                             200                          *
----------------------------------------------------------------------------------------------------------
172.     Melvin J. Penano                                             200                          *
----------------------------------------------------------------------------------------------------------
173.     Jesse Badiang                                              1,000                          *
----------------------------------------------------------------------------------------------------------
174.     Manolo P. Nicolas                                            200                          *
----------------------------------------------------------------------------------------------------------
175.     Emmy B. Vera Cruz                                          1,000                          *
----------------------------------------------------------------------------------------------------------
176.     Soleta L. Abot                                               200                          *
----------------------------------------------------------------------------------------------------------
177.     Gloria N. Sanders                                          1,000                          *
----------------------------------------------------------------------------------------------------------
178.     Amy L. Saroca                                                200                          *
----------------------------------------------------------------------------------------------------------
179.     Milagros Reotutar                                            500                          *
----------------------------------------------------------------------------------------------------------
180.     Philip Pasco                                                 200                          *
----------------------------------------------------------------------------------------------------------
181.     Rona M. Rivera                                               500                          *
----------------------------------------------------------------------------------------------------------
182.     Carmen C. Hernandez                                        4,000                          *
----------------------------------------------------------------------------------------------------------
183.     Soledad S. Carungcong                                        500                          *
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                  NAME OF SELLING STOCKHOLDER               SHARES OF         SHARES OF       PERCENTAGE
                                                           COMMON STOCK     COMMON STOCKS    OWNED IF MORE
                                                                           UNDERLYING THE       THAN 1%
                                                                               OPTIONS
----------------------------------------------------------------------------------------------------------
184.     Theresa Ledet                                                200                          *
----------------------------------------------------------------------------------------------------------
185.     Phyllis Boner                                                500                          *
----------------------------------------------------------------------------------------------------------
186.     Henry & Melba Thompson                                       200                          *
----------------------------------------------------------------------------------------------------------
187.     Joyce S. Wells                                               200                          *
----------------------------------------------------------------------------------------------------------
188.     Leo Robinson                                               4,400                          *
----------------------------------------------------------------------------------------------------------
189.     Gerald Beuman                                              4,400                          *
----------------------------------------------------------------------------------------------------------
190.     Jean Carter                                                4,400                          *
----------------------------------------------------------------------------------------------------------
191.     Jonathan Golfo                                             5,000                          *
----------------------------------------------------------------------------------------------------------
192.     Precious Pearl, Inc.                                      10,000                          *
----------------------------------------------------------------------------------------------------------
193.     Michael Dwane Bolden                                      16,000                          *
----------------------------------------------------------------------------------------------------------
194.     Homer & Chris L. Victoria                                  3,300                          *
----------------------------------------------------------------------------------------------------------
195.     Ok Bun Lim                                                   200                          *
----------------------------------------------------------------------------------------------------------
196.     Betty S. Kim                                               7,200                          *
----------------------------------------------------------------------------------------------------------
197.     Pearl Robson                                                 500                          *
----------------------------------------------------------------------------------------------------------
198.     George Kelman                                                400                          *
----------------------------------------------------------------------------------------------------------
199.     Helen Salim                                                3,600                          *
----------------------------------------------------------------------------------------------------------
200.     Samson Wang                                                  200                          *
----------------------------------------------------------------------------------------------------------
201.     Francisco Rendon                                             200                          *
----------------------------------------------------------------------------------------------------------
202.     Ryan Gong                                                  3,600                          *
----------------------------------------------------------------------------------------------------------
203.     Maria Hill                                                 8,600                          *
----------------------------------------------------------------------------------------------------------
204.     Antonio Chavez, Jr.                                        1,994                          *
----------------------------------------------------------------------------------------------------------
205.     Mark Slater                                                  200                          *
----------------------------------------------------------------------------------------------------------
206.     Gilbert Chavez                                               200                          *
----------------------------------------------------------------------------------------------------------
207.     Joyce Kilner                                               3,600                          *
----------------------------------------------------------------------------------------------------------
208.     Julie Fe F. Relopez                                          200                          *
----------------------------------------------------------------------------------------------------------
209.     Efren Inenita Lucena                                         200                          *
----------------------------------------------------------------------------------------------------------
210.     Nyla & Romualdo Soriano                                    1,600                          *
----------------------------------------------------------------------------------------------------------
211.     James Lopez                                                  200                          *
----------------------------------------------------------------------------------------------------------
212.     Joseph Luna                                                  200                          *
----------------------------------------------------------------------------------------------------------
213.     Noriel P. Adricula                                         3,700                          *
----------------------------------------------------------------------------------------------------------
214.     Venkatesh S. Attar                                           200                          *
----------------------------------------------------------------------------------------------------------
215.     Jaime B. Roaquin, Jr.                                      3,600                          *
----------------------------------------------------------------------------------------------------------
216.     Lualhati Dinglasan                                           800                          *
----------------------------------------------------------------------------------------------------------
217.     Cielo Fuentes                                             12,150                          *
----------------------------------------------------------------------------------------------------------
218.     John G. Fuentes                                            2,800                          *
----------------------------------------------------------------------------------------------------------
219.     Lamar Legaspi                                              1,000                          *
----------------------------------------------------------------------------------------------------------
220.     Maria Pracale-Ocampo                                         150                          *
----------------------------------------------------------------------------------------------------------
221.     Henry Stevens                                                200                          *
----------------------------------------------------------------------------------------------------------
222.     Manuel Seneres                                               200                          *
----------------------------------------------------------------------------------------------------------
223.     Richard Aguilar                                            3,100                          *
----------------------------------------------------------------------------------------------------------
224.     Lolita Albaniel-Brown                                        200                          *
----------------------------------------------------------------------------------------------------------
225.     Irina Aleksandryan                                           200                          *
----------------------------------------------------------------------------------------------------------
226.     Eleanor C. Ambat                                             200                          *
----------------------------------------------------------------------------------------------------------
227.     Jack Arambula                                                200                          *
----------------------------------------------------------------------------------------------------------
228.     Norma M. Ariate                                            3,200                          *
----------------------------------------------------------------------------------------------------------
229.     Andon Armao                                                  200                          *
----------------------------------------------------------------------------------------------------------
230.     Eduardo Axtle                                              3,000                          *
----------------------------------------------------------------------------------------------------------
231.     Maria Axtle                                                  200                          *
----------------------------------------------------------------------------------------------------------
232.     Olivia Barrera                                             3,600                          *
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                  NAME OF SELLING STOCKHOLDER               SHARES OF         SHARES OF       PERCENTAGE
                                                           COMMON STOCK     COMMON STOCKS    OWNED IF MORE
                                                                           UNDERLYING THE       THAN 1%
                                                                               OPTIONS
----------------------------------------------------------------------------------------------------------
233.     Teresita S. Bautista                                         200                          *
----------------------------------------------------------------------------------------------------------
234.     Melvyn Beck                                                  200                          *
----------------------------------------------------------------------------------------------------------
235.     Marilyn Bustamante                                         3,300                          *
----------------------------------------------------------------------------------------------------------
236.     Nancy C. Cabanilla                                         1,250                          *
----------------------------------------------------------------------------------------------------------
237.     Julian Caparaz                                               150                          *
----------------------------------------------------------------------------------------------------------
238.     Ernesto Carlos, Jr.                                          200                          *
----------------------------------------------------------------------------------------------------------
239.     Lyle Carlton                                                 200                          *
----------------------------------------------------------------------------------------------------------
240.     Gracieta Cilot                                               200                          *
----------------------------------------------------------------------------------------------------------
241.     Wilma Cleofas                                                200                          *
----------------------------------------------------------------------------------------------------------
242.     Susan M. Colberg                                             200                          *
----------------------------------------------------------------------------------------------------------
243.     Lily B. Cordero                                            1,800                          *
----------------------------------------------------------------------------------------------------------
244.     Jorge A. Cordoba                                             200                          *
----------------------------------------------------------------------------------------------------------
245.     Natividad M. Costa                                           200                          *
----------------------------------------------------------------------------------------------------------
246.     Luta Letecia E. Coulon                                       200                          *
----------------------------------------------------------------------------------------------------------
247.     Charles E. Davis                                             300                          *
----------------------------------------------------------------------------------------------------------
248.     John Davis                                                 7,200                          *
----------------------------------------------------------------------------------------------------------
249.     Cindi Drake                                                3,600                          *
----------------------------------------------------------------------------------------------------------
250.     Dream Savers, Inc.                                         3,100                          *
----------------------------------------------------------------------------------------------------------
251.     E.N.N.K., Inc.                                               200                          *
----------------------------------------------------------------------------------------------------------
252.     Regina T. Ellak                                              200                          *
----------------------------------------------------------------------------------------------------------
253.     Elsa Embesan                                                 200                          *
----------------------------------------------------------------------------------------------------------
254.     Jocelyn C. Enriquez                                        1,800                          *
----------------------------------------------------------------------------------------------------------
255.     Rosalio Flores                                             3,600                          *
----------------------------------------------------------------------------------------------------------
256.     Franco A. Filice                                          23,800                          *
----------------------------------------------------------------------------------------------------------
257.     J. Bridget Fisher                                            200                          *
----------------------------------------------------------------------------------------------------------
258.     Daniel Fuentes                                               300                          *
----------------------------------------------------------------------------------------------------------
259.     Rosanne Fuentes                                              200                          *
----------------------------------------------------------------------------------------------------------
260.     Chita A. Fulinara                                            200                          *
----------------------------------------------------------------------------------------------------------
261.     Delia Gedang                                              18,800                          *
----------------------------------------------------------------------------------------------------------
262.     Carina C. Geluz                                           28,600                          *
----------------------------------------------------------------------------------------------------------
263.     Dana P. Gooden                                             3,600                          *
----------------------------------------------------------------------------------------------------------
264.     Bryan Grayson                                              2,000                          *
----------------------------------------------------------------------------------------------------------
265.     Giovanny Guzman                                              200                          *
----------------------------------------------------------------------------------------------------------
266.     Don J. Harrington                                            200                          *
----------------------------------------------------------------------------------------------------------
267.     Gerri Harris                                                 200                          *
----------------------------------------------------------------------------------------------------------
268.     Sylvester M. Harrison                                      3,600                          *
----------------------------------------------------------------------------------------------------------
269.     Zainab M. Hassan                                           1,000                          *
----------------------------------------------------------------------------------------------------------
270.     Zelda E. Helewa                                              200                          *
----------------------------------------------------------------------------------------------------------
271.     Arnaldo Hinagpis                                             200                          *
----------------------------------------------------------------------------------------------------------
272.     Daisy M. Hinagpis                                          3,000                          *
----------------------------------------------------------------------------------------------------------
273.     Marciano Hinagpis                                          3,500                          *
----------------------------------------------------------------------------------------------------------
274.     Gerald Johnson                                             3,000                          *
----------------------------------------------------------------------------------------------------------
275.     Jacqueline Johnson                                           300                          *
----------------------------------------------------------------------------------------------------------
276.     Raymond Kpeglo                                               200                          *
----------------------------------------------------------------------------------------------------------
277.     Marilyn Lanot                                                200                          *
----------------------------------------------------------------------------------------------------------
278.     Carmel Laurel                                                300                          *
----------------------------------------------------------------------------------------------------------
279.     Carmichael Llaban                                            200                          *
----------------------------------------------------------------------------------------------------------
280.     Fernando Lopez                                               200                          *
----------------------------------------------------------------------------------------------------------
281.     Aurora F. Lorenzo                                          3,200                          *
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                  NAME OF SELLING STOCKHOLDER               SHARES OF         SHARES OF       PERCENTAGE
                                                           COMMON STOCK     COMMON STOCKS    OWNED IF MORE
                                                                           UNDERLYING THE       THAN 1%
                                                                               OPTIONS
----------------------------------------------------------------------------------------------------------
282.     Carlos Macaraeg                                           20,000                          *
----------------------------------------------------------------------------------------------------------
283.     Herbert Y. Magtoto                                           200                          *
----------------------------------------------------------------------------------------------------------
284.     Charlene Makaiwi                                             300                          *
----------------------------------------------------------------------------------------------------------
285.     Nathan Makaiwi                                             3,000                          *
----------------------------------------------------------------------------------------------------------
286.     Shawn Meadows                                              5,300                          *
----------------------------------------------------------------------------------------------------------
287.     Robert Mendoza                                               200                          *
----------------------------------------------------------------------------------------------------------
288.     Janice Mesa                                                  200                          *
----------------------------------------------------------------------------------------------------------
289.     Edward Mills                                                 200                          *
----------------------------------------------------------------------------------------------------------
290.     Erlinda Miranda                                              400                          *
----------------------------------------------------------------------------------------------------------
291.     Clifton Mouzon                                             3,000                          *
----------------------------------------------------------------------------------------------------------
292.     Alberto G. Murillio                                          200                          *
----------------------------------------------------------------------------------------------------------
293.     Julieta R. Neal                                              200                          *
----------------------------------------------------------------------------------------------------------
294.     Michael Newman                                               200                          *
----------------------------------------------------------------------------------------------------------
295.     Miguelita R. Nicer                                           200                          *
----------------------------------------------------------------------------------------------------------
296.     Jasmin Nimez                                                 200                          *
----------------------------------------------------------------------------------------------------------
297.     Emmanuel Ochoco                                              200                          *
----------------------------------------------------------------------------------------------------------
298.     Nenita Ochoco                                                200                          *
----------------------------------------------------------------------------------------------------------
299.     Vellmer F. Olaso                                           3,600                          *
----------------------------------------------------------------------------------------------------------
300.     Irene Olotoa                                               2,800                          *
----------------------------------------------------------------------------------------------------------
301.     Ron Oubichon                                                 200                          *
----------------------------------------------------------------------------------------------------------
302.     Jacqueline B. Patricio                                       200                          *
----------------------------------------------------------------------------------------------------------
303.     Eldridge Pabssley                                            400                          *
----------------------------------------------------------------------------------------------------------
304.     Rafael Pena                                                  200                          *
----------------------------------------------------------------------------------------------------------
305.     Annie Pengosro                                               200                          *
----------------------------------------------------------------------------------------------------------
306.     Zenaida F. Puentes                                           200                          *
----------------------------------------------------------------------------------------------------------
307.     Rebecca Pugao                                              2,500                          *
----------------------------------------------------------------------------------------------------------
308.     Ralph P. Ramirez                                             200                          *
----------------------------------------------------------------------------------------------------------
309.     Gemma Robledo                                              4,000                          *
----------------------------------------------------------------------------------------------------------
310.     Diana Roque                                                3,600                          *
----------------------------------------------------------------------------------------------------------
311.     Ferdinand Rubio                                              300                          *
----------------------------------------------------------------------------------------------------------
312.     Richard Russell                                              200                          *
----------------------------------------------------------------------------------------------------------
313.     Pacita C. Sanchez                                            300                          *
----------------------------------------------------------------------------------------------------------
314.     Sandra Sanchez                                               200                          *
----------------------------------------------------------------------------------------------------------
315.     Stephen B. Shelton                                           500                          *
----------------------------------------------------------------------------------------------------------
316.     Gujuan Smith                                               2,600                          *
----------------------------------------------------------------------------------------------------------
317.     Allan Solidum                                                200                          *
----------------------------------------------------------------------------------------------------------
318.     Eliseo F. Solomon                                            200                          *
----------------------------------------------------------------------------------------------------------
319.     Edita Tavera                                               3,600                          *
----------------------------------------------------------------------------------------------------------
320.     Chaunus & Chaumeiko Thompson                                 200                          *
----------------------------------------------------------------------------------------------------------
321.     Melba Thompson                                             1,200                          *
----------------------------------------------------------------------------------------------------------
322.     Maria Tinoco                                                 200                          *
----------------------------------------------------------------------------------------------------------
323.     Arminda S. Tolentino                                      11,400                          *
----------------------------------------------------------------------------------------------------------
324.     Ted S. Tolentino                                          12,000                          *
----------------------------------------------------------------------------------------------------------
325.     Myrna R. Vinas                                               200                          *
----------------------------------------------------------------------------------------------------------
326.     Ramon S. Viray                                               300                          *
----------------------------------------------------------------------------------------------------------
327.     Robin Viray                                                  200                          *
----------------------------------------------------------------------------------------------------------
328.     Teresa Visip                                                 200                          *
----------------------------------------------------------------------------------------------------------
329.     Carrier Walker                                               200                          *
----------------------------------------------------------------------------------------------------------
330.     Marshall Walker, III                                         300                          *
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                  NAME OF SELLING STOCKHOLDER               SHARES OF         SHARES OF       PERCENTAGE
                                                           COMMON STOCK     COMMON STOCKS    OWNED IF MORE
                                                                           UNDERLYING THE       THAN 1%
                                                                               OPTIONS
----------------------------------------------------------------------------------------------------------
331.     Derold Walls                                                 200                          *
----------------------------------------------------------------------------------------------------------
332.     Ron Washington                                            11,600                          *
----------------------------------------------------------------------------------------------------------
333.     Dawtrell Williams                                            200                          *
----------------------------------------------------------------------------------------------------------
334.     Elizabeth A. Wilson                                        1,000                          *
----------------------------------------------------------------------------------------------------------
335.     Michael Wilson                                               200                          *
----------------------------------------------------------------------------------------------------------
336.     Randy Wilson                                               3,000                          *
----------------------------------------------------------------------------------------------------------
337.     Rigoberto E. Zuniga                                        3,700                          *
----------------------------------------------------------------------------------------------------------
338.     Susan C. Cornel                                              400                          *
----------------------------------------------------------------------------------------------------------
339.     Teresita Guadiz                                              200                          *
----------------------------------------------------------------------------------------------------------
340.     Reginald Kimura                                            6,400                          *
----------------------------------------------------------------------------------------------------------
341.     Vida Lohkar                                                3,200                          *
----------------------------------------------------------------------------------------------------------
342.     Anita Tolentino-Macaraeg                                   1,800                          *
----------------------------------------------------------------------------------------------------------
343.     Anthony Macaraeg                                             400                          *
----------------------------------------------------------------------------------------------------------
344.     Theresa Parungao                                             800                          *
----------------------------------------------------------------------------------------------------------
345.     Thelma Toribio                                               200                          *
----------------------------------------------------------------------------------------------------------
346.     Rebcca Visscher                                              400                          *
----------------------------------------------------------------------------------------------------------
347.     Vaclav Velechovsky                                         3,400                          *
----------------------------------------------------------------------------------------------------------
348.     Cres Velechovsky                                             400                          *
----------------------------------------------------------------------------------------------------------
349.     Nadia Waschuk                                             21,100                          *
----------------------------------------------------------------------------------------------------------
350.     Lewko Waschuck                                               400                          *
----------------------------------------------------------------------------------------------------------
351.     Slawko Waschuk                                               400                          *
----------------------------------------------------------------------------------------------------------
352.     Stephen Waschuk                                            4,500                          *
----------------------------------------------------------------------------------------------------------
353.     Joseph Polic                                                 400                          *
----------------------------------------------------------------------------------------------------------
354.     James McQuirter                                            2,800                          *
----------------------------------------------------------------------------------------------------------
355.     Eve English                                                  400                          *
----------------------------------------------------------------------------------------------------------
356.     Kaila M. Beltrano                                         10,000                          *
----------------------------------------------------------------------------------------------------------
357.     Imelda B. Almazan                                            300                          *
----------------------------------------------------------------------------------------------------------
358.     Felipe & Teresita Angus                                    3,600                          *
----------------------------------------------------------------------------------------------------------
359.     Russell Bono                                                 200                          *
----------------------------------------------------------------------------------------------------------
360.     Martina C. Bumacod                                           200                          *
----------------------------------------------------------------------------------------------------------
361.     Marissa N. Calica                                            200                          *
----------------------------------------------------------------------------------------------------------
362.     Gil M. Cornel, Jr.                                         4,600                          *
----------------------------------------------------------------------------------------------------------
363.     Celestial Treasure, Inc.                                   3,400                          *
----------------------------------------------------------------------------------------------------------
364.     Arnold Anthony Dauz                                          200                          *
----------------------------------------------------------------------------------------------------------
365.     Alfred Dawkins                                               200                          *
----------------------------------------------------------------------------------------------------------
366.     Jacques de Schamps/George Seguin                           4,400                          *
----------------------------------------------------------------------------------------------------------
367.     Lenette Dimitui                                              200                          *
----------------------------------------------------------------------------------------------------------
368.     Mary Ann K. Espina                                           200                          *
----------------------------------------------------------------------------------------------------------
369.     Abner E. Gaurino                                           1,000                          *
----------------------------------------------------------------------------------------------------------
370.     Debra Gedang                                               7,200                          *
----------------------------------------------------------------------------------------------------------
371.     Carina C. & Gerald Geluz                                   3,000                          *
----------------------------------------------------------------------------------------------------------
372.     Caryn Guillermo                                              750                          *
----------------------------------------------------------------------------------------------------------
373.     Cynthia Guillermo                                          2,450                          *
----------------------------------------------------------------------------------------------------------
374.     Edwin Guillermo                                              750                          *
----------------------------------------------------------------------------------------------------------
375.     Erick Guillermo                                              750                          *
----------------------------------------------------------------------------------------------------------
376.     Jessie Griffin                                               300                          *
----------------------------------------------------------------------------------------------------------
377.     Ronald Herrera                                             4,300                          *
----------------------------------------------------------------------------------------------------------
378.     Richard E. Hubert                                            200                          *
----------------------------------------------------------------------------------------------------------
379.     Lupe Huerta                                                3,600                          *
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                  NAME OF SELLING STOCKHOLDER               SHARES OF         SHARES OF       PERCENTAGE
                                                           COMMON STOCK     COMMON STOCKS    OWNED IF MORE
                                                                           UNDERLYING THE       THAN 1%
                                                                               OPTIONS
----------------------------------------------------------------------------------------------------------
380.     Tina Huynh                                                   200                          *
----------------------------------------------------------------------------------------------------------
381.     Tony Q. Lam                                                3,300                          *
----------------------------------------------------------------------------------------------------------
382.     Ramon C. Legaspi                                           4,400                          *
----------------------------------------------------------------------------------------------------------
383.     Iluminada Lim                                                200                          *
----------------------------------------------------------------------------------------------------------
384.     Henry K. Lopez                                             3,300                          *
----------------------------------------------------------------------------------------------------------
385.     Frederick Madrid                                           1,800                          *
----------------------------------------------------------------------------------------------------------
386.     Rachelle Joy Magtanong                                     1,800                          *
----------------------------------------------------------------------------------------------------------
387.     Bong Magtanong                                             3,700                          *
----------------------------------------------------------------------------------------------------------
388.     Ronald Samuel Magtanong                                    3,600                          *
----------------------------------------------------------------------------------------------------------
389.     Ismaelita Smile Magtanong                                  5,300                          *
----------------------------------------------------------------------------------------------------------
390.     Alicia Maldonado/Albert Maldonado                            200                          *
----------------------------------------------------------------------------------------------------------
391.     Alice Maldonado                                              100                          *
----------------------------------------------------------------------------------------------------------
392.     Consolacion J. Malgapo                                       200                          *
----------------------------------------------------------------------------------------------------------
393.     Khim V. Marchadesch                                          300                          *
----------------------------------------------------------------------------------------------------------
394.     Samuel F. Mendaros                                           200                          *
----------------------------------------------------------------------------------------------------------
395.     Ronald L. Mercado                                            200                          *
----------------------------------------------------------------------------------------------------------
396.     Vellmer Olaso & Myrna Olaso                                4,300                          *
----------------------------------------------------------------------------------------------------------
397.     Thelma Olaso-Palma                                         4,300                          *
----------------------------------------------------------------------------------------------------------
398.     Antonio S. Padron                                          3,600                          *
----------------------------------------------------------------------------------------------------------
399.     Rey T. Pastrana                                              200                          *
----------------------------------------------------------------------------------------------------------
400.     Marcelino J. Perez                                           200                          *
----------------------------------------------------------------------------------------------------------
401.     Arturo Ramos                                               1,000                          *
----------------------------------------------------------------------------------------------------------
402.     Lina Resurreccion                                          1,000                          *
----------------------------------------------------------------------------------------------------------
403.     Jeffrey Reyes Roxas                                        4,300                          *
----------------------------------------------------------------------------------------------------------
404.     John Stark                                                   200                          *
----------------------------------------------------------------------------------------------------------
405.     Alan J. Tan                                                4,300                          *
----------------------------------------------------------------------------------------------------------
406.     Delio Tocong & Juliana Tocong                              4,000                          *
----------------------------------------------------------------------------------------------------------
407.     David S. Tucker                                              200                          *
----------------------------------------------------------------------------------------------------------
408.     Ysmael P. Wariner                                         30,800                          *
----------------------------------------------------------------------------------------------------------
409.     Felix Bejarano                                               200                          *
----------------------------------------------------------------------------------------------------------
410.     Vandana Saini                                                200                          *
----------------------------------------------------------------------------------------------------------
411.     Namita Saini                                               3,100                          *
----------------------------------------------------------------------------------------------------------
412.     Frank G. Rodriguez                                           200                          *
----------------------------------------------------------------------------------------------------------
413.     Irene Aubertin                                               400                          *
----------------------------------------------------------------------------------------------------------
414.     Doris Cleve                                                  400                          *
----------------------------------------------------------------------------------------------------------
415.     Cherry Pie G. Abracesa                                       200                          *
----------------------------------------------------------------------------------------------------------
416.     Perla Sasha                                                3,200                          *
----------------------------------------------------------------------------------------------------------
417.     Edward E. Marifosque                                       2,500                          *
----------------------------------------------------------------------------------------------------------
418.     Rosa R. Roberts                                              200                          *
----------------------------------------------------------------------------------------------------------
419.     Maria Leah Samaniego                                         100                          *
----------------------------------------------------------------------------------------------------------
420.     Eduardo and Felicidad Geaga                               30,000                          *
----------------------------------------------------------------------------------------------------------
421.     Jaime Leviste                                              5,000                          *
----------------------------------------------------------------------------------------------------------
422.     Dana P. Gooden                                               100                          *
----------------------------------------------------------------------------------------------------------
423.     Jerry Coleman                                              1,500                          *
----------------------------------------------------------------------------------------------------------
424.     Imelda Bermundo                                            1,000                          *
----------------------------------------------------------------------------------------------------------
425.     Amante Bermundo                                            1,000                          *
----------------------------------------------------------------------------------------------------------
426.     Isabelita T. Palpal-Latoc                                  3,000                          *
----------------------------------------------------------------------------------------------------------
427.     Florida Bomongcag                                            200                          *
----------------------------------------------------------------------------------------------------------
428.     Margaret R. O'Brien                                          300                          *
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                  NAME OF SELLING STOCKHOLDER               SHARES OF         SHARES OF       PERCENTAGE
                                                           COMMON STOCK     COMMON STOCKS    OWNED IF MORE
                                                                           UNDERLYING THE       THAN 1%
                                                                               OPTIONS
----------------------------------------------------------------------------------------------------------
429.     Conchita A. Vincente                                         200                          *
----------------------------------------------------------------------------------------------------------
430.     Melvia Price Miller                                       50,000                          *
----------------------------------------------------------------------------------------------------------
431.     Ludy P. Grosnickle                                        10,000                          *
----------------------------------------------------------------------------------------------------------
432.     Ruth Scherb                                                  400                          *
----------------------------------------------------------------------------------------------------------
                                                                1,531,399                          *
----------------------------------------------------------------------------------------------------------
                    TOTAL COMMON SHARES                         1,531,399
----------------------------------------------------------------------------------------------------------

*  PERCENT OWNED IS LESS THAN 1%

The following table sets forth the holders of options for which underlying shares of Common Stock are to be registered.

----------------------------------------------------------------------------------------------------------
                  NAME OF SELLING STOCKHOLDER               SHARES OF         SHARES OF       PERCENTAGE
                                                           COMMON STOCK     COMMON STOCKS    OWNED IF MORE
                                                                           UNDERLYING THE       THAN 1%
                                                                               OPTIONS
----------------------------------------------------------------------------------------------------------
1.      Aide F. Evangelista                                                             300         *
----------------------------------------------------------------------------------------------------------
2.      Cecille L. Doromal                                                            5,000         *
----------------------------------------------------------------------------------------------------------
3.      Ray V. Valencia                                                               8,200         *
----------------------------------------------------------------------------------------------------------
4.      Gonzalo B. Estrada, Jr. and Annette S. Estrada                               22,500         *
----------------------------------------------------------------------------------------------------------
5.      Arminda S. Tolentino                                                          6,300         *
----------------------------------------------------------------------------------------------------------
6.      Ted S. Tolentino                                                              1,200         *
----------------------------------------------------------------------------------------------------------
7.      Anita S. Tolentino-Macaraeg, M.D.                                            18,300         *
----------------------------------------------------------------------------------------------------------
8.      Frank Gambrell and/ or Bettina Gambrel                                        3,700         *
----------------------------------------------------------------------------------------------------------
9.      Anthony Macaraeg                                                              3,400         *
----------------------------------------------------------------------------------------------------------
10.     Carlos Macaraeg                                                              22,000         *
----------------------------------------------------------------------------------------------------------
11.     Tony Anabo and Artgel                                                         3,300         *
----------------------------------------------------------------------------------------------------------
12.     Concepcion A. Matys                                                           3,300         *
----------------------------------------------------------------------------------------------------------
13.     Joseph R. Domaguing                                                           3,300         *
----------------------------------------------------------------------------------------------------------
14.     Donato Lara                                                                   3,000         *
----------------------------------------------------------------------------------------------------------
15.     Jonathan Golfo                                                                3,000         *
----------------------------------------------------------------------------------------------------------
16.     Jo-Ann Lagud                                                                  3,000         *
----------------------------------------------------------------------------------------------------------
17.     Alice Go                                                                      3,900         *
----------------------------------------------------------------------------------------------------------
18.     Athenia Del Rosario                                                           5,000         *
----------------------------------------------------------------------------------------------------------
19.     Maria Remedios Sison                                                          1,000         *
----------------------------------------------------------------------------------------------------------
20.     Alicia Fajardo                                                                  200         *
----------------------------------------------------------------------------------------------------------
21.     Maricel Fajardo                                                                 200         *
----------------------------------------------------------------------------------------------------------
22.     Oliver Fajardo                                                                  200         *
----------------------------------------------------------------------------------------------------------
23.     Analie Fajardo                                                                  200         *
----------------------------------------------------------------------------------------------------------
24.     Fidel Sales                                                                  10,000         *
----------------------------------------------------------------------------------------------------------
25.     Lyndon M. Flores                                                              3,300         *
----------------------------------------------------------------------------------------------------------
26.     Lawrence S. Gamboa                                                            3,900         *
----------------------------------------------------------------------------------------------------------
27.     Deborah Gambrell                                                                200         *
----------------------------------------------------------------------------------------------------------
28.     Wilma V. Valencia & Michael V. Cruz                                           3,600         *
----------------------------------------------------------------------------------------------------------
29.     Twyla A. Moss                                                                   100         *
----------------------------------------------------------------------------------------------------------
30.     Charles H. Brogden                                                              200         *
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                  NAME OF SELLING STOCKHOLDER               SHARES OF         SHARES OF       PERCENTAGE
                                                           COMMON STOCK     COMMON STOCKS    OWNED IF MORE
                                                                           UNDERLYING THE       THAN 1%
                                                                               OPTIONS
----------------------------------------------------------------------------------------------------------
31.     Anthony J. Lewis                                                                200         *
----------------------------------------------------------------------------------------------------------
32.     Michael A. Andrews                                                              200         *
----------------------------------------------------------------------------------------------------------
33.     Joyce and/or Nelson Hampton                                                     200         *
----------------------------------------------------------------------------------------------------------
34.     Daisaku Matsuya                                                                 200         *
----------------------------------------------------------------------------------------------------------
35.     Gerry Al Gamboa                                                                 400         *
----------------------------------------------------------------------------------------------------------
36.     Chieh-Chieh Chyan                                                             2,900         *
----------------------------------------------------------------------------------------------------------
37.     Melissa Gabriella                                                               200         *
----------------------------------------------------------------------------------------------------------
38.     Tiara L. Cortez                                                                 200         *
----------------------------------------------------------------------------------------------------------
39.     Mark Wong                                                                     3,600         *
----------------------------------------------------------------------------------------------------------
40.     Michael W. Grosnickle                                                        12,900         *
----------------------------------------------------------------------------------------------------------
41.     Yolanda Santiago                                                                200         *
----------------------------------------------------------------------------------------------------------
42.     Editha Pascual                                                                  200         *
----------------------------------------------------------------------------------------------------------
43.     Steven A. Peredo                                                                200         *
----------------------------------------------------------------------------------------------------------
44.     Ludy Grosnickle                                                                 200         *
----------------------------------------------------------------------------------------------------------
45.     Paul Eddy & Rosita Mesa-Willy                                                 2,900         *
----------------------------------------------------------------------------------------------------------
46.     Paul Eddy                                                                       200         *
----------------------------------------------------------------------------------------------------------
47.     Rosita Mesa-Willy                                                               200         *
----------------------------------------------------------------------------------------------------------
48.     Lorna Cristobal                                                                 200         *
----------------------------------------------------------------------------------------------------------
49.     Roger Paligutan                                                               2,700         *
----------------------------------------------------------------------------------------------------------
50.     Sol Caceros                                                                     200         *
----------------------------------------------------------------------------------------------------------
51.     Mario Pineda                                                                    200         *
----------------------------------------------------------------------------------------------------------
52.     Jocelyn Paligutan                                                               200         *
----------------------------------------------------------------------------------------------------------
53.     Arceli Wayne                                                                    200         *
----------------------------------------------------------------------------------------------------------
54.     Mario Macaraeg                                                                3,500         *
----------------------------------------------------------------------------------------------------------
55.     You Mei Zeng                                                                206,100         *
----------------------------------------------------------------------------------------------------------
56.     Patrick Wong                                                                 11,600         *
----------------------------------------------------------------------------------------------------------
57.     Nicole Melissa Usison                                                           200         *
----------------------------------------------------------------------------------------------------------
58.     May Usison                                                                      400         *
----------------------------------------------------------------------------------------------------------
59.     Kaila Beltrano                                                               45,100         *
----------------------------------------------------------------------------------------------------------
60.     Sam Pelicon                                                                 100,000         *
----------------------------------------------------------------------------------------------------------
61.     Maria C. Amopudia                                                             3,600         *
----------------------------------------------------------------------------------------------------------
62.     Lorelie Sales                                                                39,100         *
----------------------------------------------------------------------------------------------------------
63.     Jose Luis Robledo, Jr.                                                       26,200         *
----------------------------------------------------------------------------------------------------------
64.     Gemma Robledo                                                                16,700         *
----------------------------------------------------------------------------------------------------------
65.     Opetaia Tuufuli                                                               2,500         *
----------------------------------------------------------------------------------------------------------
66.     Marie Beltrano                                                                3,600         *
----------------------------------------------------------------------------------------------------------
67.     Lani S. Criste                                                               26,200         *
----------------------------------------------------------------------------------------------------------
68.     Quoc Hung-Le                                                                  3,300         *
----------------------------------------------------------------------------------------------------------
69.     Thu-Phuong Nguyen                                                               200         *
----------------------------------------------------------------------------------------------------------
70.     Tuyen Le                                                                        200         *
----------------------------------------------------------------------------------------------------------
71.     Penny Jo                                                                    100,000         *
----------------------------------------------------------------------------------------------------------
72.     Tito A. Cortez                                                                2,700         *
----------------------------------------------------------------------------------------------------------
73.     Arabella B. M. Cortez                                                           200         *
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                  NAME OF SELLING STOCKHOLDER               SHARES OF         SHARES OF       PERCENTAGE
                                                           COMMON STOCK     COMMON STOCKS    OWNED IF MORE
                                                                           UNDERLYING THE       THAN 1%
                                                                               OPTIONS
----------------------------------------------------------------------------------------------------------
74.     Grace Korean Church                                                          20,000         *
----------------------------------------------------------------------------------------------------------
75.     Crossroad Christian Church                                                   20,000         *
----------------------------------------------------------------------------------------------------------
76.     Ray Angulo                                                                   10,000         *
----------------------------------------------------------------------------------------------------------
77.     Amy Kim                                                                      50,000         *
----------------------------------------------------------------------------------------------------------
78.     Jenna Kim                                                                    50,000         *
----------------------------------------------------------------------------------------------------------
79.     George Kim                                                                   50,000         *
----------------------------------------------------------------------------------------------------------
80.     Mee Ran Kim                                                                 100,000         *
----------------------------------------------------------------------------------------------------------
81.     Abigail C. Planas                                                            10,000         *
----------------------------------------------------------------------------------------------------------
                 TOTAL UNDERLYING OPTIONS                                         1,072,000
----------------------------------------------------------------------------------------------------------

*  PERCENT OWNED IS LESS THAN 1%


The Registration Statement, of which this Prospectus is a part, registers: (i) 1,531,399 shares of our Common Stock that were previously issued to individuals and entities exercising our stock options; and (ii) 1,072,000 shares of Common Stock underlying options issued as a bonus for superior performance in our network marketing program. The holders of the 1,072,000 options cannot resell either the options or the shares underlying the options pursuant to this Registration Statement without first exercising their options at $1.50 per share. We are not registering any shares for resale pursuant to the exercise of options.

                              PLAN OF DISTRIBUTION

1,531,399 of the shares of our Common Stock which are being registered under this Registration Statement have been previously issued under options exercised by members of our network-marketing program. These shareholders will be free to sell their shares into the market upon this Registration Statement being declared effective.

We are also registering 1,072,000 shares of stock underlying certain options to purchase shares of our Common Stock. Upon exercise of these options, the exercising party will receive the shares of stock registered in connection with the Registration Statement, of which this Prospectus is a part. We will receive the amount of the exercise price.

Recent exercises of options have been at $0.25 and $0.50 per share. 1,072,000 shares of our common stock are being registered and all of these shares are issuable upon exercise of our $1.50 options. While there is no assurance that an active trading market for our shares will develop, in the event the shares registered in this offering are sold in the open market, they will be sold at the prevailing market price then in effect. It is not possible to estimate the level of the prevailing market price.

SELLING SHAREHOLDERS

The Shares will be offered and sold by the Selling Shareholders for their own accounts. We will not receive any of the proceeds from the sale of the Shares pursuant to this prospectus. We will pay all of the expenses of the registration of the Shares, but shall not pay any commissions, discounts, and fees of underwriters, dealers, or agents. See "Terms of the Offering."

The Selling Shareholders may offer and sell the Shares from time to time in transactions in the over-the-counter market or in negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices. The Selling Shareholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor are there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by the Selling Shareholders. Sales may be made directly or to or through broker-dealers who may received compensation in the for of discounts, concessions, or commissions from the Selling Shareholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Such compensation for a particular broker-dealer may be in excess of customary commissions.

The Selling Shareholders, individuals exercising the options and any broker-dealers acting in connection with the sale of the Shares hereunder may be deemed to be "underwriters' within the meaning of Section 2(11) of the Act. Any commissions received by underwriters and any profit realized by underwriters on the resale of Shares as principals may be deemed underwriting compensation under the Act.

Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the Shares offered by this prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, rules promulgated under Regulation M of the Securities Exchange Act of 1934, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Shareholders.

Selling Shareholders may also use Rule 144 under the Act to sell the Shares if they meet the criteria and conform to the requirements of such Rule.

EXPENSES OF THE OFFERING

We anticipate that we will pay approximately $50,000 in attorneys' fees and $25,000 in auditing/accounting fees in connection with the subject offering. We will also pay approximately $450 in filing fees with the United States Securities and Exchange Commission.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock currently consists of 100,000,000 shares of Common Stock, $.001 par value. We have no shares of Preferred Stock.

Our Transfer Agent is Transfer Online, located at 227 S.W. Pine Street, Suite 300, Portland, Oregon 97204.

The following summary of certain terms of the Common Stock does not purport to be complete and you should consult our Articles of Incorporation and Bylaws, which are being filed with the SEC herewith, for the complete details.

COMMON STOCK


As of January 31, 2003 there were 5,123,767 shares of Common Stock outstanding.

Holders of Common Stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; therefore the holders of a majority of the outstanding Common Stock can elect all directors.

Holders of Common Stock are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. The board of directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until we are profitable.


Holders of Common Stock do not have preemptive rights to subscribe to additional shares if we issue new shares. There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock. All of the outstanding shares of Common Stock are fully paid and non-assessable and all of the shares of Common Stock offered hereby will be, upon issuance, fully paid and non-assessable.

                                  LEGAL MATTERS

Horwitz & Cron of Irvine California, will pass upon the validity of the securities offered hereby for us. Lawrence W. Horwitz, a partner in Horwitz & Cron, is a holder of Common Stock and options of the Company.

                                     EXPERTS

The Financial Statements that we include in this Registration Statement have been included in reliance upon the report of Mendoza Berger & Company, LLP and upon the authority of Mendoxa Berger & Company, LLP as experts in accounting and auditing.

                              FINANCIAL STATEMENTS

The following financial statements are included herein:

     o    Balance Sheets of the Company as of July 31, 2002 and 2001 (audited)

     o Statements of Income of the Company for the fiscal year ended July 31, 2002, for the period from inception (June 26, 2001) through July 31, 2001 and for the three months ended October 31, 2002 and 2001 (unaudited)

     o Statement of Stockholders' Equity from inception (June 26, 2001) to July 31, 2001, for the year ended July 31, 2002 and for the three months ended October 31, 2002 (unaudited)

     o Statement of Cash Flows of the Company for the fiscal year ended July 31, 2002,for the period from inception (June 26, 2001) through July 31, 2001 and for the three months ended October 31, 2002 and 2001 (unaudited)

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                              FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED JULY 31, 2002
                                       AND
                         FROM INCEPTION (JUNE 26, 2001)
                              THROUGH JULY 31, 2001

                                TABLE OF CONTENTS

Independent Auditors' Report                                                   1

Balance Sheets                                                                 2

Statements of Income                                                           3

Statement of Changes in Stockholders' Equity                                   4

Statements of Cash Flows                                                       5

Notes to Financial Statements                                                  6

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of MSTG Solutions, Inc.

We have audited the accompanying balance sheets of MSTG Solutions, Inc. (formerly Tech Windows) as of July 31, 2002 and 2001 and the related statements of income, changes in stockholders' equity, and cash flows for the year ended July 31, 2002, and for the period from inception (June 26, 2001) through July 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MSTG Solutions, Inc. as of July 31, 2002 and 2001 and the results of its operations and cash flows for the year ended July 31, 2002, and the period from inception (June 26, 2001) through July 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

MENDOZA BERGER & COMPANY, LLP


November 15, 2002, except Notes 3, 5 and 6, which are dated February 27, 2003 Irvine, California

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                                 BALANCE SHEETS
--------------------------------------------------------------------------------
                                     ASSETS

                                                                JULY 31, 2002   JULY 31, 2001
                                                                -------------   -------------
Current assets:
    Cash                                                         $    266,986    $         --
    Accounts receivable                                                 2,183              --
    Note receivable (Note 3)                                          100,000              --
    Interest receivable                                                 3,363              --
                                                                 ------------    ------------

     Total current assets                                             372,532              --
                                                                 ------------    ------------

Property and equipment, net (Note 4)                                   45,809              --
Deposits                                                                4,920              --
                                                                 ------------    ------------

     Total assets                                                $    423,261    $         --
                                                                 ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                             $     14,642    $         --
    Accrued commissions                                                55,957              --
    Accrued payroll tax liabilities                                    83,196              --
    Capital lease - current portion (Note 5)                            4,334              --
    Income taxes payable (Note 8)                                      25,900              --
                                                                 ------------    ------------

      Total current liabilities                                       184,029              --
                                                                 ------------    ------------

Deferred tax liability (Note 8)                                         5,250              --
Capital lease - net of current portion (Note 5)                        17,336              --
                                                                 ------------    ------------

      Total liabilities                                               206,615              --
                                                                 ------------    ------------

Commitments (Note 5)                                                        --              --

Stockholders' equity: (Note 5)
    Common Stock, $0.001 par value, 100,000,000  shares
       authorized; 3,873,648 and 0 shares issued and
       outstanding at July 31, 2002 and 2001, respectively              3,874              --
    Additional paid-in capital                                        145,138              --
    Retained Earnings                                                  67,634              --
                                                                 ------------    ------------

      Total stockholders' equity                                      216,646              --
                                                                 ------------    ------------

      Total liabilities and stockholders' equity                 $    423,261    $         --
                                                                 ============    ============

    The accompanying notes are an integral part of these financial statements

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                              STATEMENTS OF INCOME
--------------------------------------------------------------------------------

                                                                                FROM INCEPTION
                                                                 FOR THE YEAR   (JUNE 26, 2001)
                                                                    ENDED          THROUGH
                                                                JULY 31, 2002   JULY 31, 2001
                                                                -------------   -------------


Revenue:
   Corporate education                                           $  2,267,244    $         --
   Representative and agent fees                                      224,366              --
   Other small business services                                       97,972              --
                                                                 ------------    ------------

       Total revenue                                                2,589,582              --
                                                                 ------------    ------------

Operating expenses:
   Commissions                                                      1,439,337              --
   Sales and marketing                                                110,535              --
   Other small business services costs                                 49,315              --
   General and administrative                                         895,686              --
                                                                 ------------    ------------

       Total operating expenses                                     2,494,873              --
                                                                 ------------    ------------


Income from operations                                                 94,709              --

Other income and expense:
   Interest income                                                      3,363              --
   Other income                                                         1,470              --
   Other expense                                                         (438)             --
                                                                 ------------    ------------

       Total other income and expense                                   4,395              --
                                                                 ------------    ------------

Provision for income taxes (Note 8)                                    31,470              --
                                                                 ------------    ------------

Net income                                                       $     67,634    $         --
                                                                 ============    ============

Net income per share                                             $        .02    $         --
                                                                 ============    ============

Weighted average shares outstanding                                 3,009,269              --
                                                                 ============    ============

    The accompanying notes are an integral part of these financial statements

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                                 COMMON STOCK
                                           ------------------------

                                                                       ADDITIONAL                    TOTAL
                                            NUMBER OF    PAR VALUE      PAID-IN       RETAINED    STOCKHOLDERS'
                                             SHARES        $0.001       CAPITAL       EARNINGS       EQUITY
                                           ----------    ----------    ----------    ----------    ----------

Balance at inception - June 26, 2001               --    $       --    $       --    $       --    $       --
Net income                                         --            --            --            --            --
                                           ----------    ----------    ----------    ----------    ----------

Balance at July 31, 2001                           --            --            --            --            --
                                           ----------    ----------    ----------    ----------    ----------

Issuance of stock for cash (Note 6)         3,100,000         3,100            --            --         3,100
Issuance of stock for services (Note 6)       250,000           250        14,750            --        15,000
Exercise of stock options (Note 6)            523,648           524       130,388            --       130,912
Net income                                         --            --            --        67,634        67,634
                                           ----------    ----------    ----------    ----------    ----------

Balance at July 31, 2002                    3,873,648    $    3,874    $  145,138    $   67,634    $  216,646
                                           ==========    ==========    ==========    ==========    ==========

    The accompanying notes are an integral part of these financial statements

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                            STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                FROM INCEPTION
                                                                 FOR THE YEAR   (JUNE 26, 2001)
                                                                    ENDED          THROUGH
                                                                JULY 31, 2002   JULY 31, 2001
                                                                -------------   -------------
Cash flows from operating activities:
   Net income                                                    $     67,634    $         --
Adjustments to reconcile net income to net cash used
   in operating activities:
    Depreciation                                                        4,162              --
    Common stock issued for services                                   15,000              --
Changes in assets and liabilities:
    Increase in accounts receivable                                    (2,183)             --
    Increase in prepaid expenses                                       (4,920)             --
    Increase in other receivables                                      (3,363)             --
    Increase in accounts payable                                       14,642              --
    Increase in accrued commissions                                    55,957              --
    Increase in accrued payroll tax liabilities                        83,196              --
    Increase in income tax payable                                     25,900              --
    Deferred income tax payable                                         5,250              --
                                                                 ------------    ------------

        Net cash provided by operations                               261,275              --
                                                                 ------------    ------------
Cash flows used by investing activities:
    Note receivable                                                  (100,000)             --
    Acquisition of property and equipment                             (27,217)             --
                                                                 ------------    ------------
       Net cash used by investing activities                         (127,217)             --
                                                                 ------------    ------------
Cash flows from financing activities:
    Issuance of common stock                                          134,012              --
    Payment on capital lease                                           (1,084)             --
                                                                 ------------    ------------
         Net cash from financing activities                           132,928              --
                                                                 ------------    ------------
Net increase in cash                                                  266,986              --
Cash, beginning of period                                                  --              --
                                                                 ------------    ------------
Cash, end of period                                              $    266,986    $         --
                                                                 ============    ============

SUPPLEMENTAL DISCLOSED OF CASH FLOW INFORMATION:
    Asset acquired under capital lease                           $     22,753    $         --
                                                                 ============    ============

    Common stock issued for services                             $     15,000    $         --
                                                                 ============    ============

    The accompanying notes are an integral part of these financial statements

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                          NOTES TO FINANCIAL STATEMENTS

1.   ORGANIZATION AND HISTORY
     ------------------------

     MSTG Solutions, Inc. (the Company), a Nevada Corporation, was incorporated on June 26, 2001 as Tech Windows. The Company was initially established to market long distance services through its multi-level marketing network. It changed its name to MSTG Solutions, Inc. in 2001 and is now focusing exclusively on Internet related products and services.

     The Company sells services that are designed to educate the public on the benefits of operating a business as a corporation. The Company's principal service is providing information on the benefits and advantages of incorporating, having a home-based business, asset protection, advance tax planning, retirement planning, education planning, bookkeeping, basic accounting principles, corporate law and legal advice, corporate credit planning and other corporate/business information.

     The Company also sells incorporation services to its customers. The Company will process the corporate articles of incorporation, bylaws and related state filings in the states of California and Nevada for a fee. The Company will also provide its customers with minute books, stock certificates and corporate seals for an additional fee.

     Customers can become Company representatives by paying an initiation fee, consummating a certain minimum number of sales and completing a short training course conducted by the Company's independent sales representatives at their expense.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     REVENUE RECOGNITION

     The Company recognizes the revenue on the sale of its corporate education services at the time of sale. All corporate education services are provided immediately upon receipt of payment. All commission expenses are recorded by the Company upon the receipt of payment by the customer. Credit sales and the related sales commission expense is recognized after the three day rescission period has lapsed. Any additional follow-up training is provided by the Company's independent sales representatives at their cost. Any such training costs paid or advanced by the Company are deducted from the sales commissions earned by the Company's independent sales representatives.

     Representative and agent fees, which allow customers to become sales representatives and agents of the Company, are recognized when paid.

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                          NOTES TO FINANCIAL STATEMENTS

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
     ------------------------------------------

     REVENUE RECOGNITION (Continued)


     State filing fees collected are recorded payable to the State, and payments
     made  reduce  the  amount   payable.   Any  additional   service  fees  for
     incorporation are recorded as other small business services.


     Products sales, such as minute books, stock certificates, and corporate seals are placed by the customer via the internet and are paid by credit card. Revenue is recognized at the time the order is placed. The associated costs of sale are also recognized at the time of sale since the Company places its order for these products with its suppliers the same day and pays for the product via corporate credit cards.

     COMMISSIONS TO REPRESENTATIVES

     The Company accrues sales commission expense to its sales representatives at the time cash is collected on each sale. Commission percentages vary depending on what sales level each sales representative has attained. Sales levels range from sales representative to an honorary title of regional vice president. Regional vice presidents are not officers of the corporation. As each representative progresses to higher levels within the organization, they earn additional "override" commissions on sales generated by their subordinates.

     PROPERTY AND EQUIPMENT
     ----------------------

     Property and equipment is stated at cost and is depreciated using the straight-line method over the estimated useful life of the assets, which ranges from three to seven years.

     USE OF ESTIMATES

     The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                          NOTES TO FINANCIAL STATEMENTS

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
     ------------------------------------------

     INCOME TAXES

     Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     EARNINGS PER SHARE
     ------------------

     In February 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128 "Earnings Per Share" which requires the Company to present basic and diluted earnings per share, for all periods presented. The computation of earnings per common share (basic and diluted) is based on the weighted average number of shares actually outstanding during the period. The Company has excluded certain common stock equivalents, such as stock options, in the calculation of diluted earnings per share because their inclusion would be anti-dilutive.

     FAIR VALUE OF FINANCIAL INSTRUMENTS
     -----------------------------------

     Financial instruments consist principally of cash, accounts receivable, notes receivable, other receivables, payables and accrued liabilities. The estimated fair value of these instruments approximate their carrying value.

     IMPAIRMENT OF LONG-LIVED ASSETS
     -------------------------------

     In accordance with SFAS 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of", the Company periodically reviews its long-lived assets to be held and used by the Company to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions of factors that may be present. If such impairment indicators are present or if other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether an impairment has occurred through the use of an undiscounted cash

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                          NOTES TO FINANCIAL STATEMENTS

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
     ------------------------------------------

     IMPAIRMENT OF LONG-LIVED ASSETS (Continued)
     -------------------------------

     flow analysis of assets at the lowest level for which identifiable cash flows exist. If an impairment has occurred, the Company recognizes a loss for the difference between the carrying amounts and the estimated value of the asset. The fair value of the asset is measured using quoted market prices or, in the absence of quoted market prices, fair value is based on an estimate of discounted cash flow analysis. There was no impairment losses for the year ended July 31, 2002 and for the period from inception (June 26, 2001) through July 31, 2001.

     STOCK-BASED COMPENSATION
     ------------------------

     Compensation expense is recorded with respect to stock option grants and restricted stock awards to employees and board members using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 (APB
     25). This method calculates compensation expense on the measurement date as the excess of the current market price of the underlying Company stock over the amount the employee is required to pay for the shares, if any. The expense is recognized over the vesting period of the grant or award. For employee and board member stock options, the Company follows the disclosure requirements of Statement of Financial Accounting Standards No. 123
     "Accounting for Stock-Based Compensation," (SFAS 123) in preparing its financial statement disclosures.

     Stock options granted to associates or other non-employees are accounted for at fair value in accordance with SFAS 123.

     RECENTLY ISSUED ACCOUNTING STANDARDS
     ------------------------------------

     In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 provides guidance on the accounting for a business combination at the date a business combination is completed. The statement requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001, thereby eliminating the use of the pooling-of-interests method. The Company adopted SFAS No. 141 on July 1, 2001. The adoption did not have an effect on the financial statements. SFAS No. 142 provides guidance on how to account for goodwill and intangible assets after an acquisition is completed. The most substantive change is that goodwill will no longer be amortized but instead will be periodically tested for impairment. The Company adopted SFAS No. 142 as of the beginning of fiscal 2002 and the effect of adoption did not have an effect on the financial statements.

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                          NOTES TO FINANCIAL STATEMENTS

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
     ------------------------------------------

     RECENTLY ISSUED ACCOUNTING STANDARDS (Continued)
     -------------------------------------

     In June 2001, the Financial Accounting Standards Board issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Company is currently analyzing this statement and has not yet determined its impact on the financial statements. This Statement will be effective for fiscal 2003.

     In October 2001, the Financial Accounting Standards Board issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which replaces SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Although SFAS No. 144 retains the basic requirements of SFAS No. 121 regarding when and how to measure an impairment loss, it provides additional implementation guidance. SFAS No. 144 also supercedes the provisions of APB Opinion No. 30, Reporting Results of Operations, pertaining to discontinued operations. Separate reporting of discontinued operation is still required, but SFAS No. 144 expands presentation to include a component of an entity, rather than strictly a business segment. The Company is currently analyzing this statement and has not yet determined its impact on the financial statements. This statement will be effective for fiscal 2003.

     In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44,64, Amendment of FASB No. 13, and Technical Corrections. Among other provisions, SFAS No. 145 rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt.
     Accordingly, gains or losses from extinguishment of debt shall not be reported as extraordinary items unless the extinguishment qualifies as an extraordinary item under the criteria of APB No. 30. Gains or losses from extinguishment of debt that do not meet the criteria of APB No. 30 should be reclassified to income from continuing operations in all prior periods presented. This statement will be effective for fiscal 2003. The Company does not expect the adoption of SFAS 145 to have a material impact on its financial position or results of operations.

     In June 2002, the FASB issued Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement requires recording costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan, which is generally before an actual liability has been incurred. The requirements of this Statement are effective prospectively for exit or disposal activities initiated after December 31, 2002; however, early application of the Statement is encouraged. The Company's adoption of Statement 146 will not have a material impact on its financial position or results of operations.

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                          NOTES TO FINANCIAL STATEMENTS

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
     ------------------------------------------

     WEBSITE DEVELOPMENT
     -------------------

     The Company expenses all website development costs as incurred. Such expenses are not material to these financial statements.


     RESEARCH AND DEVELOPMENT COSTS OF TRAINING MATERIALS
     ----------------------------------------------------

     The Company has developed all of its training and educational materials 'in house.' The Company has expensed such costs as incurred. Such expenses are not material to these financial statements.



3.   NOTE RECEIVABLE
     ---------------

     In March 2002, the Company loaned $100,000 to an unrelated third party. The note is due on demand and carries an annual interest rate of 11%. The Company accrued $3,363 in interest income during the year ended July 31, 2002. This note was repaid in February 2003.

4.   PROPERTY AND EQUIPMENT
     ----------------------

     Property and equipment consist of the following:

                                                   JULY 31, 2002   JULY 31, 2001
                                                   -------------   -------------

     Capital lease                                  $     22,753    $         --
     Office equipment                                     16,510              --
     Furniture and fixtures                                8,413              --
     Computer Equipment                                    2,295
                                                    ------------    ------------
                                                          49,971              --
     Accumulated depreciation                             (4,162)             --
                                                    ------------    ------------

         Total property and equipment               $     45,809              --
                                                    ============    ============

     Depreciation expense for the year ended July 31, 2002, and for the period ended July 31, 2001, was $4,162 and $0, respectively.

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                          NOTES TO FINANCIAL STATEMENTS

5.   COMMITMENTS
     -----------

     OPERATING LEASE

     The   Company   leases  its   California   and  Nevada   facilities   under
     non-cancelable operating leases, which expire June 30 and December 31, 2003, respectively. The Company also leases equipment under non-cancelable operating leases with various terms and renewal periods. As of July 31, 2002, future minimum lease payments are as follows:

                                                     2003           $     69,266
                                                     2004                 10,098
                                                     2005                  2,142
                                                     2006                    357
                                             2007 and thereafter              --
                                                                    ------------

                                                                    $     81,863
                                                                    ============

     Rent expense for the Company's operating facility totaled $52,946 and $0, for the year ended July 31, 2002 and the period ended July 31, 2001, respectively. Equipment rent expense was $5,670 and $0, for the year ended July 31, 2002 and the period ended July 31, 2001, respectively.

     CAPITAL LEASE
     -------------

     Minimum future lease payments under a capital lease as of July 31, for each of the next five years are:

                                               2003                 $      4,334
                                               2004                        4,334
                                               2005                        4,334
                                               2006                        4,334
                                             2007 and thereafter           4,334
                                                                    ------------

                      Total minimum lease payments                        21,670
                      Less: amount representing interest                      --
                                                                    ------------

                      Present value minimum lease payments                21,670
                      Less:  current portion                             (4,334)
                                                                    ------------

                                                                    $     17,336
                                                                    ============

     Interest rates of the leases are 0% and are computed based on the Company's incremental borrowing rate at the inception of each lease.

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                          NOTES TO FINANCIAL STATEMENTS

5.   COMMITMENTS (Continued)
     -----------

     EMPLOYMENT AGREEMENTS
     ---------------------


     On December 1, 2001 the Company entered into five-year employment agreements with its President and Vice President/Controller. The agreements may be renewed for a succeeding five-year term at the option of both the employee and the Company. The total annual compensation under these agreements is $312,000. The agreements contain no provision for annual salary increases but do contain provisions for awarding annual salary bonuses. In addition, the president of the Company received stock options for the purchase of 500,000 shares of the Company's common stock at an exercise price of $0.25 per share. No other employees have received stock options.

     Subsequent to July 31, 2002, the Company granted 531,000 stock options to various Company sales representatives with an exercise price of $1.50 per share.


     LEGAL SERVICES
     --------------

     In January 2002 the Company entered into a two year agreement for legal services. The agreement can be terminated on the effective date of a successful registration of the Company's stock with the Securities and Exchange Commission. The agreement calls for the payment of a monthly retainer in the amount of $5,000. In addition, the Company issued 250,000 shares upon the signing of the agreement as compensation for services rendered to the Company valued at $15,000 and issued warrants for 250,000 shares, exercisable at $0.50 per share. (Note 6)

6.   CAPITAL STOCK
     -------------

     COMMON STOCK
     ------------

     In August 2001, the Company issued 3,100,000 shares of $0.001 par value common stock to its founder for a capital contribution of $3,100.

     In January 2002, the Company issued 250,000 shares of $0.001 par value common stock to its corporate attorney for legal services, which were valued at $15,000.

     In June 2002, the Company issued 523,648 shares of $0.001 par value common stock in the exercise of 523,648 stock options at $0.25 per share which were granted to non-employees. The exercise of these options generated cash in the amount of $130,912.

     After July 31, 2002 through October 31, 2002, the Company issued 878,019 shares of $0.001 par value common stock in the exercise of 878,019 stock options at $0.25 to $0.50 per share, which were granted to non-employees. The exercise of these options generated $407,097 in cash.

     There are no rescission rights after exercising stock options.

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                          NOTES TO FINANCIAL STATEMENTS

6.   CAPITAL STOCK (Continued)
     -------------

     WARRANTS
     --------

     In January 2002, the Company granted 250,000 warrants to its corporate attorney, convertible into 250,000 shares of $0.001 par value common stock at an exercise price of $0.50 per warrant. The warrants expire January 2007.

7.   STOCK OPTION PLAN
     -----------------

     In August 2001, the Company adopted a stock option plan under which shares of common stock are available for issuance with respect to awards granted to officers, management, consultants, any other key employees of the Company and non-employees. The option price ranges from $0.25 to $1.50 on the date of grant. The options expire after 3 years from the date of grant. The options vest immediately.

     The Company issues stock options to its officers and vendors at the discretion of the Board of Directors. Options are automatically issued to its sales representatives as they achieve each sales representative level. Options granted vary in amounts ranging from 200 options for the lowest level to 10,000 options for the highest level.

     Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation," ("SFAS 123") establishes a fair value method and disclosure standards for stock based employee compensation arrangements, such as stock purchase plans and stock options. It also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees, requiring that such transactions be accounted for based on fair value. The Company applies APB Opinion 25 and related interpretations in accounting for stock options for employee and non-employee compensation and discloses the pro forma effects applying SFAS
     123. The Company did not record any compensation expense for the year ended July 31, 2002 and the period ended July 31, 2001.

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                          NOTES TO FINANCIAL STATEMENTS

7.   STOCK OPTION PLAN (Continued)
     -----------------

     A summary of the status of the Company's total stock option activity as of and for the year July 31, 2002, and as of and for the period ended July 31, 2001, is presented below

                                                                     WEIGHTED
                                                                     AVERAGE
                                                     OPTIONS      EXERCISE PRICE
                                                   ------------    ------------
     Options outstanding at June 26, 2001                    --    $         --
     Granted to employees and non-employees                  --              --
     during the period                                       --              --
     Surrendered, forfeited or expired                       --              --
     Exercised
                                                   ------------    ------------
     Outstanding at July 31, 2001                            --    $         --
                                                   ------------    ------------
     Granted to employees and non-employees
     during the year                                  2,877,000            1.09
     Surrendered, forfeited or expired                       --              --
     Exercised by non-employees                        (523,648)            .25
                                                   ------------    ------------

     Outstanding at July 31, 2002                     2,353,352    $       1.09
                                                   ============    ============

     Exercisable options outstanding, and the related weighted average exercise price at July 31, 2002 were 2,353,352 and $1.09, respectively. The options granted to both employees and non-employees have an exercise price which exceeds the fair value of the underlying equity instrument on the date of grant. The fair value on the date of grant was approximately $0.06. No options were exercisable at July 31, 2001.

     Subsequent to July 31, 2002, the Company granted 531,000 stock options to various Company sales representatives with an exercise price of $1.50.

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                          NOTES TO FINANCIAL STATEMENTS

7.   STOCK OPTION PLAN (Continued)
     -----------------

     The  following   tabulation   summarizes  certain  information   concerning
     outstanding and exercisable options for employees and non-employees at:

Outstanding options:                               JULY 31, 2002   July 31, 2001
                                                   -------------   -------------

     Number outstanding for employees and
     non-employees                                     2,353,352              --
     Weighted average exercise price                $       1.09    $         --
     Weighted average remaining contractual life
        in years                                            2.47              --

Exercisable options:
     Number outstanding                                2,353,352              --
     Weighted average exercise price                $       1.09    $         --

     If the Company had elected to recognize compensation expense based on the fair value of the stock options granted to employees and non-employees at the grant date, net income and earnings per share would have been the following pro forma amounts shown below:

Pro Forma:                                                       FROM INCEPTION
                                                  FOR THE YEAR   (JUNE 26, 2001)
                                                     ENDED          THROUGH
                                                 JULY 31, 2002   JULY 31, 2001
                                                 -------------   -------------

Net income                                       $     67,634    $         --
Loss per share:
     Basic and diluted                           $       0.02    $         --

     The fair value of each option granted to employees and non-employees was estimated on the date of the grant using the Black-Scholes Option Pricing Module, using the following assumptions:

                                                                 FROM INCEPTION
                                                  FOR THE YEAR   (JUNE 26, 2001)
                                                     ENDED          THROUGH
                                                 JULY 31, 2002   JULY 31, 2001
                                                 -------------   -------------

Risk-free interest rate                                 3.03%              0%
Expected life in years                                  1.42              --
Expected volatility                                        0%              0%
Expected dividend yield                                    0%              0%

     The fair value of the stock options granted to employees and non-employees was $0 at July 31, 2002.

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                          NOTES TO FINANCIAL STATEMENTS

8.   INCOME TAXES
     ------------

     The provision (benefit) for income taxes consists of the following:

                                                                  FROM INCEPTION
                                                   FOR THE YEAR  (JUNE 26, 2001)
                                                      ENDED          THROUGH
                                                  JULY 31, 2002   JULY 31, 2001
                                                  -------------   -------------
Current income taxes:
      Federal                                            14,150              --
      State                                              12,070              --
                                                   ------------    ------------

          Total current income taxes                     26,220              --
                                                   ------------    ------------

Deferred income taxes:
      Federal                                             5,250              --
      State                                                  --              --
                                                   ------------    ------------

          Total deferred income taxes                     5,250              --
                                                   ------------    ------------

          Total provision for income
             taxes                                       31,470              --
                                                   ============    ============

     The total amount of current income taxes in the financial statements is net of a payment of $320.

     Reconciliation of the differences between the statutory tax rate and the effective income rate is as follows:

                                                                  FROM INCEPTION
                                                   FOR THE YEAR  (JUNE 26, 2001)
                                                      ENDED          THROUGH
                                                  JULY 31, 2002   JULY 31, 2001
                                                  -------------   -------------

         Federal statutory tax                             18.5%           18.5%
         State taxes, net of federal tax                    7.2%            7.2%
                                                  -------------   -------------

                   Effective income tax rate               25.7%           25.7%
                                                  =============   =============

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                          NOTES TO FINANCIAL STATEMENTS

8.   INCOME TAXES (Continued)
     ------------

     Deferred income tax assets and liabilities are computed based on temporary differences between the financial statement and income tax bases of assets and liabilities using the enacted marginal income tax rate in effect for the year in which the differences are expected to reverse. Deferred income tax expenses or credits are based on the changes in the deferred income tax assets or liabilities from period to period. The components of deferred tax liabilities and assets for the year ended July 31, 2002 and the period ended July 31, 2001 is as follows:

                                                                  FROM INCEPTION
                                                   FOR THE YEAR  (JUNE 26, 2001)
                                                      ENDED          THROUGH
                                                  JULY 31, 2002   JULY 31, 2001
                                                  -------------   -------------

         Deferred tax liabilities:
             Excess tax depreciation                      5,250              --
                                                  -------------   -------------

                   Total deferred liabilities             5,250              --
                                                  -------------   -------------

         Deferred tax assets:
             State taxes                                     --              --
                                                  -------------   -------------

                   Total deferred assets                     --              --
                                                  -------------   -------------

         Net deferred tax liabilities                     5,250              --
                                                  =============   =============

                              MSTG SOLUTIONS, INC.
                             (Formerly Tech Windows)
                              FINANCIAL STATEMENTS
                 FOR THE SIX-MONTH PERIOD ENDED JANUARY 31, 2003
                                   (UNAUDITED)

                                TABLE OF CONTENTS

Balance Sheets

Statements of Income and Expense

Statement of Stockholders' Equity

Statements of Cash Flows

Notes to Financial Statements

                              MSTG SOLUTIONS, INC.
                                 BALANCE SHEETS
--------------------------------------------------------------------------------

                                                  JANUARY 31, 2003
                                                     (UNAUDITED)   JULY 31, 2002
ASSETS                                               ------------   ------------
Current assets:
    Cash                                             $    305,194   $    266,986
    Accounts receivable                                     4,225          2,183
    Notes receivable                                      117,120        100,000
    Interest receivable                                        --          3,363
                                                     ------------   ------------

     Total current assets                                 426,539        372,532
                                                     ------------   ------------

Property and equipment, net                                52,776         45,809
Deposits                                                   81,816          4,920
                                                     ------------   ------------

     Total assets                                    $    561,131   $    423,261
                                                     ============   ============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                 $      5,557   $     14,642
    Accrued commissions                                     4,820         55,957
    Accrued payroll tax liabilities                        14,163         83,196
    Capital lease - current portion                         4,334          4,334
    Income taxes payable                                       --         25,900
                                                     ------------   ------------

      Total current liabilities                            28,874        184,029
                                                     ------------   ------------

Deferred tax liability                                         --          5,250
Capital lease - net of current portion                     14,936         17,336
                                                     ------------   ------------

      Total liabilities                                    43,810        206,615
                                                     ------------   ------------

Stockholders' equity:
    Common Stock, $0.001 par value, 100,000,000
       shares Authorized; 5,123,767 and 3,873,648
       shares issued and outstanding at January 31,
       2003 and July 31, 2002, respectively                 5,124          3,874
    Additional paid-in capital                            653,248        145,138
    Retained earnings (deficit)                           141,051         67,634
                                                     ------------   ------------

      Total stockholders' equity                          517,321        216,646
                                                     ------------   ------------

      Total liabilities and stockholders' equity     $    561,131   $    423,261
                                                     ============   ============

    The accompanying Note is an integral part of these Financial Statements

                              MSTG SOLUTIONS, INC.
                        STATEMENTS OF INCOME AND EXPENSE
                                   (UNAUDITED)
--------------------------------------------------------------------------------

                                           Six Months         Six Months        Three Months       Three Months
                                              Ended              Ended             Ended              Ended
                                        January 31, 2003   January 31, 2002   January 31, 2003   January 31, 2002
                                          ------------       ------------       ------------       ------------
Revenue:
   Corporate education                    $  1,300,308       $    455,614       $    648,490       $    343,344
   Representative and agent fees                49,588             51,228              7,142             40,333
   Other small business services                82,294             30,578             39,045             30,138
                                          ------------       ------------       ------------       ------------

     Total revenue                           1,432,190            537,420            694,677            413,815
                                          ------------       ------------       ------------       ------------

Operating Expenses:
   Commissions                            $    857,228       $     75,549       $    384,994       $     12,247
   Sales and Marketing                          95,668             33,520             34,970             23,318
   Other small business services costs          12,717             38,490              5,987             36,309
   General and Administrative                  706,215            324,775            398,060            181,972
                                          ------------       ------------       ------------       ------------

     Total operating expenses                1,671,828            472,334            824,011            253,846
                                          ------------       ------------       ------------       ------------

Income (loss) from operations                 (239,638)            65,086           (129,334)           159,969
                                          ------------       ------------       ------------       ------------

Other income and expense:
   Interest income                                 736                 --                466                 --
   Interest expense                               (108)                --                (29)                --
   Other expense                                  (825)              (100)              (190)                (8)
                                          ------------       ------------       ------------       ------------

Total other income and (expense)                  (197)              (100)               247                 (8)
                                          ------------       ------------       ------------       ------------

Provision (benefit) for income taxes           (31,150)            16,701             (2,688)            38,699

Net income (loss)                         $   (208,685)      $     48,285       $   (126,399)      $    121,262
                                          ============       ============       ============       ============

Net income (loss) per share               $      (0.04)      $       0.02       $      (0.02)      $       0.04
                                          ============       ============       ============       ============

Weighted average shares outstanding          4,903,913          3,100,000          4,469,563          3,100,000
                                          ============       ============       ============       ============

     The accompanying Note is an integral part of these Financial Statements

                              MSTG SOLUTIONS, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                                   (UNAUDITED)
--------------------------------------------------------------------------------

                                                 COMMON STOCK
                                         ----------------------------
                                                                          ADDITIONAL        RETAINED          TOTAL
                                           NUMBER OF      PAR VALUE        PAID-IN          EARNINGS       STOCKHOLDERS'
                                            SHARES          $0.001         CAPITAL          (DEFICIT)         EQUITY
                                         ------------    ------------    ------------     ------------     ------------
Balance, July 31, 2002                      3,873,648    $      3,874    $    145,138     $     67,634     $    216,646

Exercise of stock options                   1,150,119           1,150         483,210               --          484,360

Stock issued for services                     100,000             100          24,900               --           25,000

Net loss                                           --              --              --         (208,685)        (208,685)
                                         ------------    ------------    ------------     ------------     ------------

Balance, January 31, 2003 (unaudited)       5,123,767    $      5,124    $    653,248     $   (141,051)    $    517,321
                                         ============    ============    ============     ============     ============

     The accompanying Note is an integral part of these Financial Statements

                              MSTG SOLUTIONS, INC.
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
--------------------------------------------------------------------------------

                                                             SIX MONTHS ENDED   SIX MONTHS ENDED
                                                             JANUARY 31, 2003   JANUARY 31, 2002
                                                               ------------       ------------
Cash flows from operating activities:
   Net loss                                                    $   (208,685)      $     48,285

Adjustments to reconcile net income to net
  cash used in operating activities:
    Depreciation                                                      7,304                755
    Common stock issued for services                                     --             15,000
Changes in assets and liabilities:
    Decrease (increase) in accounts receivable                       (2,042)                --
    Increase in prepaid expenses and deposits                       (51,896)            (4,920)
    Decrease (increase) in other receivables                          3,363                 --
    (Decrease) increase in accounts payable                          (9,085)             9,720
    (Decrease) increase in accrued commissions                      (51,137)                --
    (Decrease) increase in accrued payroll tax liabilities          (69,033)             9,089
    (Decrease) increase in income tax payable                       (25,900)            16,701
    Decrease in deferred income tax payable                          (5,250)                --
                                                               ------------       ------------

       Net cash provided (used) by operations                      (412,361)            94,630
                                                               ------------       ------------

Cash flows used by investing activities:
    Net increase in notes receivable                                (17,120)                --
    Acquisition of property and equipment                           (14,271)           (14,019)
                                                               ------------       ------------

        Net cash used by investing activities                       (31,391)           (14,019)
                                                               ------------       ------------

Cash flows from financing activities:
    Issuance of common stock                                        484,360              3,100
    Borrowings from shareholders                                         --              8,781
    Payment on capital lease                                         (2,400)                --
                                                               ------------       ------------

        Net cash from financing activities                          481,960             11,881
                                                               ------------       ------------

Net increase in cash                                                 38,208             92,492

Cash, beginning of period                                           266,986                 --
                                                               ------------       ------------

Cash, end of period                                            $    305,194       $     92,492
                                                               ============       ============

     The accompanying Note is an integral part of these Financial Statements

1.   INTERIM FINANCIAL INFORMATION
     -----------------------------

     The Financial Statements of MSTG Solutions, Inc. (the "Company") as of January 31, 2003 and for the six months ended January 31, 2003 and 2002 and related footnote information are unaudited. All adjustments (consisting only of normal recurring adjustments) have been made which, in the opinion of management, are necessary for a fair presentation. Results of operations for the six months and three months ended January 31, 2003 and 2002 are not necessarily indicative of the results that may be expected for any future period. The balance sheet at July 31, 2002 was derived from audited Financial Statements.

     Certain information and footnote disclosures, normally included in Financial Statements prepared in accordance with accounting principles generally accepted in the United States of America, have been omitted. These Financial Statements should be read in conjunction with the Financial Statements and notes for the fiscal year ended July 31, 2002.

                              MSTG SOLUTIONS, INC.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.
---------------------------------------------------

We are required by our Bylaws and Certificate of Incorporation to indemnify, to the fullest extent permitted by law, each person that the Company is permitted to indemnify. Our Charter requires it to indemnify such parties to the fullest extent permitted by Nevada Corporation Law.

Item 25. Other Expenses of Issuance and Distribution
----------------------------------------------------

All the following numbers are approximations only:


     SEC Registration Fee                                       $   450
     Accounting Fees and Expenses                               $25,000
     Legal Fees and Expenses                                    $50,000
     Printing Expenses                                          $ 2,500
     Miscellaneous                                              $ 5,000
                                                                -------


          Total                                                 $82,950
                                                                =======
Item 26. Recent Sales of Unregistered Securities
------------------------------------------------

A.   Sales of Unregistered Securities to Officers & Directors

     1. In July  2001,  upon  our  inception,  we  issued  3,100,000  shares  of restricted Common Stock to its founders, Gil and Judy Kim and 500,000 options to acquire shares of our common stock. There was no underwriter involved in this issuance and no commissions were paid to any person. The issuances were exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

B.   Sales of Unregistered Securities to Private Investors

     1.  Our  company   provides   stock   options  as  an   incentive   to  our
     network-marketing program. Specifically, members of our network receive stock options commensurate with their sales performance. All stock options have been issued at or above the fair market value of our stock. Since the inception of our company, 1,673,767 shares have been issued as the result of option exercises. We have received $615,272 as a result of these option exercises. Each option holder was provided with a disclosure document prior to the exercise of his or her options

     2. Upon our formation, we issued 3,100,000 shares to our founders, Gil and Judy Kim. We also issued to Gil and Judy Kim 500,000 options to acquire Common Stock at an exercise price of $0.25 per share. On January 25, 2002, we executed a Retainer Agreement with Horwitz & Cron to provide legal services to our company. Pursuant to the terms of that Retainer Agreement, we issued 250,000 shares of Common Stock to Horwitz & Cron, as well as 250,000 options to acquire Common Stock at an exercise price of $0.50 per share as payment for legal services rendered, and to be rendered, by Horwitz & Cron on behalf of MSTG. The schedule entitled "Selling Shareholders," hereinabove contained in this Prospectus, sets forth all options exercised since the formation of the Company.

The following documents that we filed with the SEC are incorporated by reference in this Prospectus:

Item 27. Exhibits
-----------------

EXHIBIT

3.1 Articles of Incorporation of TECH Windows, a Nevada corporation, filed June 26, 2001
3.2       Certificate  of  Amendment  to  Articles  of   Incorporation  of  MSTG
          Solutions, Inc., a Nevada corporation, filed February 28, 2002
3.3       Restated Bylaws of MSTG Solutions, Inc., dated February 28, 2002
5         Opinion of Horwitz & Cron (including consent), dated May 1, 2003
10.1      Employment Agreement with Gil Kim, dated December 1, 2001
10.2      Employment Agreement with Judy Kim, dated December 1, 2001

10.3 Retainer Agreement by and between MSTG Solutions, Inc. and Horwitz & Cron, dated January 25, 2002
10.4      Certificate of Officers of MSTG Solutions, Inc., dated May 1, 2003
10.5      Form of Option Agreement ($0.25 and $0.50 options)
10.6      Form of Option Agreement ($1.50 options)
10.7      Form of MSTG Bookkeeping Service Order Form
10.8      Form of MSTG Corporate Formalities Order Form
10.9      Form of MSTG Corporate Order Form
10.10     Form of MSTG Independent Representative's Agreement
10.11     Form of MSTG Legal Service Order Form
10.12     Form of MSTG Mail Forwarding Service Order Form
10.13     Form of MSTG Resident Agent Services Order Form
10.14     Form of MSTG Resident Telephone Service Order Form
10.15     Form of MSTG Voicemail Service Order Form
10.16     Form of MSTG Website Order Form
10.17     Policies and Procedures of MSTG Solutions, Inc.
24.3      Consent of Mendoza Berger & Company, dated May 1, 2003
25        Power of Attorney (see signature page)

Item 28. Undertakings
---------------------

The undersigned registrant hereby undertakes to:

     (1) Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (2) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement reflecting: (a) any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; (b) notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered); and (c) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective Registration Statement.

For determining liability under the Securities, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Orange, State of California on May 1, 2003.

                                        MSTG SOLUTIONS, INC.

                                        By:  /s/ Gil Kim
                                            ------------------------------------
                                        By:  Gil Kim
                                        Its: President and Chairman of the Board

                                POWER OF ATTORNEY

We, the undersigned directors and officers of MSTG Solutions, Inc., a Nevada corporation, do hereby constitute and appoint Gil Kim our true and lawful attorney-in-fact and agent, with full power to sign for us or any of us in our names and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents required in connection therewith, and with full power to do any and all acts and things in our names and in any and all capacities, which such attorney-in-fact and agent may deem necessary or advisable to enable MSTG Solutions, Inc., a Nevada corporation, to comply with the Securities Act of 1933, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we hereby do ratify and confirm all that the such attorney-in-fact and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons, in the capacities and on the dates indicated, have signed this Registration Statement.

      SIGNATURE                         TITLE                        DATE

By:   /s/ Gil Kim        President and Chairman of the Board
    ------------------   (Principal Executive Officer)             May 1, 2003
      Gil Kim


By:   /s/ Judy Kim       Vice President, Controller, Secretary
    ------------------   and Director (Principal Accounting
      Judy Kim           and Financial Officer)                    May 1, 2003